EXHIBIT 10.7
EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE
EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE
REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. REDACTED
INFORMATION IS INDICATED BY [***].

FINANCE AGREEMENT
between
FS INDIA SOLAR VENTURES PRIVATE LIMITED
and
UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION

Dated as of July 27, 2022
DFC Project Number/9000115523

TABLE OF CONTENTS

i

SCHEDULES

X	Defined Terms and Rules of Interpretation
Y	Office of Development Policy Requirements
Z	DFC Statutory and Policy Requirements
2.07(a)	Wire Transfer Instructions for Remittance of Payments to DFC
3.01(a)(iv)	Capitalization
3.01(a)(vi)	Tax Notices and Liens
4.05	Consents
9.03	Arbitration Provisions

EXHIBITS

A	Form of Promissory Note
B	Form of Disbursement Request
C-1	Form of Authorization Certificate of the Borrower (pursuant to Section 4.02)
C-2	Form of Authorization Certificate of the Guarantor (pursuant to Section 4.02)
D	Form of Closing Certificate (pursuant to Section 5.03)
E	Form of Compliance Certificate (pursuant to Section 7.01(a) and Section 7.01(b))
F	Form of Loan Proceeds Certificate (pursuant to Section 7.02(b))
G	Form of Narcotics Offense and Drug Trafficking Certification
H	Form of Construction Progress Report
I	Form of Guaranty Agreement

FINANCE AGREEMENT
This FINANCE AGREEMENT (this “Agreement”) is dated as of July 27, 2022, and is made by and between FS INDIA SOLAR VENTURES PRIVATE LIMITED, a private limited company organized and existing under the laws of the Republic of India with CIN U29308DL2020FTC371690 (the “Borrower”), and UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION, an agency of the United States of America (“DFC”).
RECITALS
WHEREAS, the Borrower intends to implement the Project and has requested that DFC provide a loan pursuant to 22 U.S.C. § 9621(b), which DFC is willing to do on the terms and conditions set forth herein; and
NOW, THEREFORE, in consideration of the foregoing and of the agreements contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
SECTION 1.01.Definitions and Interpretation.
In this Agreement, including the Exhibits and Schedules hereto, (a) capitalized terms used but not otherwise defined have the meanings set forth in the attached Schedule X (Defined Terms and Rules of Interpretation), Schedule Y (Office of Development Policy Requirements) and Schedule Z (DFC Statutory and Policy Requirements), and (b) the rules of interpretation set forth in Schedule X (Defined Terms and Rules of Interpretation) apply.
ARTICLE II
AMOUNT AND TERMS OF THE LOAN
SECTION 2.01.Commitment; Disbursements; Loan.
(a)Commitment. Subject to the terms and conditions hereof, DFC agrees to make, and the Borrower agrees to accept, a loan for the Project in a principal amount not to exceed five hundred million Dollars ($500,000,000).
(b)Disbursements. During the Commitment Period, the Borrower may request a Disbursement by delivering to DFC a Disbursement Request not fewer than [***] prior to the relevant Closing Date.
(c)Number and Amount of Disbursements. There shall be no more than one (1) Disbursement in each fiscal quarter. Each Disbursement shall be in an amount of not less than [***].
(d)Loan Amount. The aggregate amount of all Disbursements shall not exceed five hundred million Dollars ($500,000,000), and the amount of any Disbursement shall not exceed the amount of the then-available Commitment. Loan amounts repaid or prepaid may not be reborrowed.

SECTION 2.02.Interest; Default Interest.
(a)Payment of Interest; Interest Rate. On each Interest Payment Date, beginning on the Interest Payment Date immediately following the first Closing Date, the Borrower shall pay to the order of DFC interest in arrears accrued at the Interest Rate on the daily outstanding principal balance of each Note; provided, that if the Interest Payment Date immediately following any Closing Date occurs within fifteen (15) Business Days after such Closing Date, the Borrower shall make its first interest payment under the related Note on the second Interest Payment Date following such Closing Date.
(b)Default Interest. If the Borrower fails to pay when due any amount due to DFC under any Financing Document, such unpaid amount shall bear interest at the Default Rate (instead of the Interest Rate) from the date such amount is due until the date on which such amount is paid in full.
SECTION 2.03.Repayment of the Loan.
The Borrower unconditionally and irrevocably promises to repay the outstanding principal amount of the Loan in up to [***] semi-annual installments (collectively, the “Principal Installments”) on each Principal Repayment Date in accordance with the Repayment Schedule, beginning on the first Principal Repayment Date to occur after the expiration of the Grace Period, and ending not later than the last Principal Repayment Date to occur prior to the expiration of the Term (such last Principal Repayment Date, the “Maturity Date”).
SECTION 2.04.Voluntary Prepayment.
(a)Subject to the ECB Guidelines and the Borrower obtaining all requisite Consents from the RBI and AD Bank (as applicable) under the ECB Guidelines, on any Business Day, the Loan may be voluntarily prepaid, in whole or in part, [***].
(b)The portion of each voluntary prepayment that is applied to Principal Installments shall be applied pro rata across outstanding Notes, and pro rata across maturities.
SECTION 2.05.Mandatory Prepayment.
(a)Subject to the ECB Guidelines and the Borrower obtaining all requisite Consents from the RBI and AD Bank (as applicable) under the ECB Guidelines, the Borrower shall apply the following amounts in prepayment of the Loan within five (5) Business Days after the occurrence of any of the following events:
(i)if the Borrower fails to use the proceeds of any Disbursement of the Loan for the Project within [***] after such Disbursement, the Borrower shall prepay the Loan in the amount of the unused portion of such Disbursement;
(ii)if (A) a Significant Loss occurs and (B) the Borrower fails to provide within [***] evidence reasonably satisfactory to DFC of its intention and ability to restore the Project to its condition prior to the occurrence of the Event of Loss or Events of Loss comprising such Significant Loss, the Borrower shall prepay the amount of the Loan, together with interest accrued thereon and all other amounts due under the Financing Documents; and
(iii)if, other than in relation to any force majeure event reported to DFC in compliance with clauses (a) through (c) of the definition of “Expected Commercial Operation Date,” the Borrower voluntarily ceases to use the site upon which the Project is located in the manner contemplated in the Financing Documents or suspends all or substantially all of its activities in connection with the Project for a period of [***], the Borrower shall prepay the amount of the Loan, together with interest accrued thereon and all other amounts due under the Financing Documents; provided, for the avoidance of doubt, that retooling or the implementation of upgrades shall not be considered a cessation of use of the site or the suspension of activities in connection with the Project.

(b)The portion of each mandatory prepayment that is applied to Principal Installments shall be applied pro rata across outstanding Notes and to Principal Installments in the inverse order of maturity.
(c)The Borrower shall notify DFC of any mandatory prepayment required to be made pursuant to this Section 2.05 (Mandatory Prepayment) at least three (3) Business Days prior to the date of such prepayment, which notice shall be given as soon as [***] the Borrower becomes aware that a prepayment is required to be made. Each such notice shall specify the date of such prepayment and provide the amount of such prepayment.
(d)If required under the ECB Guidelines, the Borrower shall as soon as reasonably practicable upon the occurrence of any event set forth in Section 2.05(a) (Mandatory Prepayment) make all requisite applications in prescribed form to obtain the Consents of the RBI and AD Bank (as applicable) for the timely prepayment of the Loan.
SECTION 2.06.Cancellation of Commitment.
The Borrower may cancel all or any part of the Commitment at any time upon prior written notice [***]. Any part of the Commitment not disbursed at the end of the Commitment Period, or that is terminated for any reason, shall be deemed to have been canceled.
SECTION 2.07.Currency and Place of Payment; Computation of Interest; Application of Payments to DFC.
(a)Currency and Place of Payment. All payments to DFC shall be made in Dollars by wire transfer in immediately available funds without counterclaim, offset, or deduction. Unless instructed otherwise by DFC, wires should be sent to DFC’s account with the U.S. Treasury Department in New York by either Fedwire transfer or international electronic funds transfer, and any such wire must include the required information set forth in Schedule 2.07(a) (Wire Transfer Instructions for Remittance of Payments to DFC).
(b)Non-Business Day. Whenever any payment would otherwise fall due on a day that is not a Business Day, the due date for payment shall be the immediately succeeding Business Day.
(c)Computation of Interest. Except as otherwise provided herein or in any Note, interest on any Note (including interest calculated at the Interest Rate or the Default Rate), and default interest calculated at the Default Rate on any other amounts past due, shall accrue on a daily basis and shall be computed on the basis of [***].
(d)Application of Payments to DFC. Payments received by DFC under any of the Financing Documents shall be applied to fees, costs, expenses, interest, principal, and any other amounts due to DFC in such manner as DFC in its sole discretion may determine; provided that any voluntary prepayment amounts that DFC applies to Principal Installments shall be applied as provided in Section 2.04(b) (Voluntary Prepayment), and any mandatory prepayment amounts that DFC applies to Principal Installments shall be applied as provided in Section 2.05(b) (Mandatory Prepayment). [***].
SECTION 2.08.Tax Gross-Up; Stamp Duties.
(a)All sums payable by the Borrower hereunder and under any other Financing Document shall be paid in full, free of any deductions or withholdings of any and all present and future Taxes, unless required by Applicable Law. If the Borrower is required by Applicable Law to deduct any Taxes from, or to withhold any Taxes in respect of, any amount payable to DFC hereunder or under any Financing Document, then the Borrower shall pay such additional amount as may be necessary so that the actual amount received by DFC after such deductions or withholdings equals the full amount stated to be payable under the Financing Documents.
(b)In addition to the obligations set forth in Section 6.03(a)(ii) (Compliance with Laws; Taxes; Consents), the Borrower shall pay, before they become overdue, any and all present and future Taxes payable on or in connection with the execution, delivery, registration, authorization, recordation, perfection or notarization, or for the legality, validity or enforceability of this Agreement or any other Financing Document (other than the Guaranty Agreement, for which the Guarantor shall be responsible for paying such amounts) directly to the Governmental

Authority responsible for collecting such Taxes, except for any Taxes that the Borrower is contesting in good faith by appropriate proceedings and for which adequate reserves have been set aside in accordance with GAAP; provided, that the Borrower hereby indemnifies DFC and holds DFC harmless from and against any and all liabilities, fees, or additional expenses with respect to or resulting from any delay in paying, or omission to pay, any such Taxes. Within thirty (30) days after payment by the Borrower of any such Taxes, the Borrower shall deliver to DFC the original or a Certified copy of the receipt evidencing payment thereof, together with any other information DFC may reasonably request. DFC shall have the right, but not the obligation, to pay any Taxes [***] not timely paid by the Borrower, and the Borrower shall, upon DFC’s demand, promptly [***] reimburse DFC in full for all such payments.
SECTION 2.09.Payment or Reimbursement of Expenses.
(a)DFC may retain such advisors, including legal counsel, as determined by DFC in its sole discretion to be necessary at any time until the Loan is indefeasibly repaid in full.
(b)Upon request, the Borrower shall promptly pay all reasonable and documented fees, costs and expenses of such advisors and legal counsel, and pay or reimburse DFC for all of DFC’s reasonable and documented out-of-pocket costs and expenses incurred, in each case, in connection with the negotiation, preparation, execution, delivery of and disbursements under the Financing Documents, including such fees, costs and expenses associated with (i) communications and in-person meetings, (ii) preparation of any documents, (iii) notarization, authentication and registration of any of the Financing Documents, (iv) preparation of a monitoring memorandum for DFC’s use, (v) preparation, delivery and management of a closing checklist for each Disbursement, (vi) preparation and delivery of certain original Financing Documents (where necessary or advisable for the preservation or enforcement of DFC’s rights under the Financing Documents) and an electronic closing set of the Financing Documents for DFC’s use and (vii) termination of the Financing Documents.
(c)The Borrower shall also pay the fees, costs and expenses of such advisors and legal counsel, and pay or reimburse DFC for all of DFC’s out-of-pocket costs and expenses incurred, in each case in connection with (i) any amendment, waiver, consent, or other modification of the Financing Documents, (ii) preserving in full force and effect, or enforcing its rights under, any Financing Document, and (iii) IU Filings and the appointment of an agent in relation to IU Filings.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
SECTION 3.01.Representations and Warranties.
(a)The Borrower represents and warrants to DFC that:
(i)Existence and Power. The Borrower (A) is a private limited company duly organized, and validly existing under the laws of the jurisdiction of its organization; (B) is duly authorized to do business in each jurisdiction in which it conducts business; and (C) has the power to (1) own its properties, carry on its business and the Project and (2) borrow money and execute, deliver and perform each of the Borrower Documents, [***].
(ii)Authority.
(A)The Borrower’s execution, delivery, and performance of each of the Borrower Documents at the time this representation is made: (1) have been duly authorized by all necessary corporate action; (2) will not violate any Applicable Law [***]; and (3) will not breach (x) any of the Charter Documents of the Borrower, (y) any Consent or (z) any agreement by which it or any of its properties may be bound or affected (including the terms applicable to any other Indebtedness of the Borrower) [***].
(B)Each of the Borrower Documents has been duly executed and delivered by the Borrower; is a legal, valid, and binding obligation of the Borrower, enforceable in accordance with its terms (except, in any case, as such enforceability may be limited by applicable bankruptcy, insolvency, [***], reorganization, [***] or other similar laws affecting creditors’ rights generally and general equitable principles regardless of whether the issue of enforceability is considered in a proceeding in equity or at law). All formalities required in the Borrower’s jurisdiction of organization for the validity and enforceability of this Agreement and the other Borrower Documents (including any necessary translation, stamping, notarization, consularization, registration, recording or filing with any court, registry or other Governmental Authority in the Borrower’s jurisdiction of organization) have been accomplished.
(C)Reserved.
(D)The Borrower’s payment obligations hereunder and under the Notes are unsubordinated general obligations that rank at least pari passu in priority of payment with all other present unsubordinated and unsecured Indebtedness of the Borrower [***].
(iii)Financial Condition.
(A)The Borrower’s unaudited Financial Statements, dated June 30, 2022, which has been delivered to DFC, and any other Financial Statements of the Borrower that have been delivered to DFC pursuant to Section 7.01(a) (Audited Annual Financial Statements) or Section 7.01(b) (Unaudited Quarterly Financial Statements and Reports), (1) are complete and correct and (2) fairly present [***] its financial condition and results of its operations for the periods then ended. [***].
(B)Except (1) for obligations and losses incurred in the ordinary course of business, and (2) obligations constituting Permitted Indebtedness arising after the end of the period of the most recent Borrower Financial Statements referenced in sub-section (A) above, the Borrower has no [***] obligation, contingent or otherwise, or material loss, [***].
(iv)Capitalization; Beneficial Ownership; Subsidiaries.
(A)The Borrower’s authorized and issued share capital is as set forth in Part I of Schedule 3.01(a)(iv) (Capitalization) [***], and all such share capital has been duly authorized and validly issued.
(B)The Direct Owners hold the direct legal and beneficial title to the Borrower’s share capital in the percentage amounts set forth next to their names in Part I of Schedule 3.01(a)(iv) (Capitalization) [***].
(C)The Beneficial Owners listed in Part II of Schedule 3.01(a)(iv) (Capitalization) hold the indirect legal and beneficial title to the Borrower’s share capital in the percentage amounts set forth next to their names in Part II of Schedule 3.01(a)(iv) (Capitalization) [***].
(D)The Borrower does not own or otherwise control any voting shares of, or have any ownership interest in, any other Person.

(v)Liens. The Borrower does not have outstanding, nor is it contractually bound to create, any Lien on or with respect to any of its assets, rights, or revenues, except for Permitted Liens.
(vi)Taxes and Reports.
(A)The Borrower has filed all tax returns and reports required by Applicable Law to be filed and has paid (or provided adequate cash reserves for) all Taxes due.
(B)Except as set forth in Schedule 3.01(a)(vi) (Tax Notices and Liens) (as may be updated by the Borrower from time to time upon written notice to DFC) or otherwise disclosed in the Financial Statements referred to in Section 3.01(a)(iii)(A) (Financial Condition), the Borrower has not received notice of (1) any pending audits, examinations, investigations, proceedings or claims with respect to any Taxes or (2) any Lien with respect to Taxes that has been filed against any of the Borrower’s property, nor to the Borrower’s knowledge, in either case, has any such action been threatened.

(vii)Defaults. No Default or Event of Default has occurred and is continuing.
(viii)Litigation. No action, suit, other legal or arbitral proceeding or investigation is pending by or before any domestic or foreign court or Governmental Authority or in any arbitral or other forum, or to its knowledge, is threatened, that (A) relates to any Financing Document, or (B) could reasonably be expected to have a Material Adverse Effect.
(ix)Compliance with Law; Consents.
(A)Without limiting the representations and warranties in Part B (Representations and Warranties) of Schedule Y (Office of Development Policy Requirements) and Part B (Representations and Warranties) of Schedule Z (DFC Statutory and Policy Requirements), the Borrower has conducted and is conducting its business in compliance [***] with all Applicable Laws and in compliance with its Charter Documents, and it has not received any notice or communication from any Governmental Authority alleging any breach or non-compliance with Applicable Laws, [***].
(B)Neither the Borrower nor any of its directors are (1) on the defaulter list or caution list of the RBI, financial institutions, banks, TransUnion CIBIL Limited or any other credit information company as approved by the RBI or the ECGC, (2) in breach of the Conservation of Foreign Exchange and Prevention of Smuggling Activities Act, 1974, or (3) under investigation of the RBI or any other Governmental Authority.
(C)None of the directors of the Borrower is a director on the board of any company or corporation which has been identified as a willful defaulter by any bank or financial institution, as per the parameters established by the RBI from time to time.
(D)Each Consent of a Governmental Authority issued to the Borrower necessary for the conduct of the Borrower’s business as presently conducted (including the construction or operation of the Project as presently conducted), for the execution, delivery and performance of the Financing Documents, and for the validity or enforceability of the Financing Documents has been obtained by the Borrower and is in full force and effect, other than any Consent that is not required to be obtained until a later date for the conduct of the Borrower’s business (including the construction or operation of the Project) or the transactions contemplated by the Financing Documents and is ministerial in nature or is of a type that can reasonably be expected to be obtained, as required, in a timely fashion in the normal course of business.
(E)The Intercompany Loans and the Intercompany Loan Agreement are in compliance with the ECB Guidelines, and all relevant Consents in relation to the Intercompany Loans have been obtained by the Borrower.
(x)Good Title to Property. The Borrower owns and has good and marketable title to, or valid leasehold interests in, all of its real and personal property material to its business, free and clear of all Liens other than Permitted Liens.
(xi)Intellectual Property. (A) The Borrower owns or licenses or otherwise has rights to use all Intellectual Property owned by Guarantor or its Affiliates that is necessary or desirable to carry out its business and the transactions contemplated by the Financing Documents, and (B) [***], the Borrower owns or licenses or otherwise has rights to use all other Intellectual Property that is necessary or desirable to carry out its business and the transactions contemplated by the Financing Documents, [***].
(xii)Disclosure; Material Adverse Effect.
(A)All documents, reports and other written information ([***]) that have been delivered to DFC [***] are true and accurate [***], and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading [***].
(B)Since the earlier of (x) the Borrower’s application for the Loan dated November 22, 2021 and (y) the end of the period covered by the Guarantor’s most recent audited Consolidated Financial Statements, no event, development, fact or circumstance has arisen that has or could reasonably be expected to have a Material Adverse Effect, [***].
(C)All projections, forecasts and other “forward-looking” information that have been delivered to DFC by the Borrower or the Guarantor in connection with the transactions contemplated hereby and the negotiation of the Financing Documents have been prepared in good faith based on reasonable assumptions.
(xiii)Reserved.
(xiv)ERISA and Employees. Neither the Borrower nor any ERISA Affiliate sponsors, maintains, administers, contributes to, participates in, has any obligation to contribute to or has any actual or contingent, direct or indirect liability under, any Guaranteed Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has ever sponsored, maintained, administered, contributed to, participated in, had any obligation to contribute to, or had any actual or contingent, direct or indirect liability under, any Guaranteed Pension Plan or Multiemployer Plan.

(xv)Investment Company Act. The Borrower is not required to register as an “investment company” under the Investment Company Act of 1940, 15 U.S.C. § 80a-2, as amended.
(xvi)Margin Regulation. No part of the proceeds of the Loan will be used for the purpose of buying or “carrying” any “margin stock” within the meaning of each of the respective quoted terms under Regulation U of the Board of Governors of the Federal Reserve System. The Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of buying or “carrying” any “margin stock,” and the proceeds of the Loan shall not be used in a manner that violates any provision of Regulations T, U or X of the Board of Governors of the Federal Reserve System.
(xvii)Commercial Operation Date. The Borrower reasonably expects that the Project will achieve Commercial Operation on or before the Expected Commercial Operation Date, and Borrower has no knowledge of any event or circumstance that could reasonably be expected to prevent the achievement of Commercial Operation by the Expected Commercial Operation Date.
(xviii)Reserved.
(xix)Regulation of Indebtedness.
(A)The Borrower’s ability to incur Indebtedness under the Financing Documents does not result in a breach of any Applicable Law (including, without limitation, the ECB Guidelines and any United States Federal or state law) or its Charter Documents.
(B)The Borrower’s ability to comply with any of its obligations under the Financing Documents or any transactions contemplated by the Financing Documents, does not result in a breach of any Applicable Law (including, without limitation, the ECB Guidelines and any United States Federal or state law) [***] or its Charter Documents.
(xx)Solvency.
(A)The Borrower (I) has not been declared to be the subject of any corporate insolvency resolution process, bankruptcy protection or reorganization under Applicable Law, (II) has not been notified of any procedure requesting a competent Governmental Authority to declare it insolvent under any Applicable Law, (III) has not voluntarily filed any procedure requesting a competent Governmental Authority to declare it insolvent under any Applicable Law, (IV)  has not admitted its inability to pay, nor is it unable to pay, its liabilities as they fall due and (V) has not suspended the making of payments on its liabilities to creditors generally.
(B)No corporate action, legal proceedings or other like step or procedure has been taken in relation to (I) the suspension of payments by it on its liabilities to creditors generally or a moratorium on any of the Borrower’s indebtedness, (II) its winding-up, insolvency, bankruptcy, liquidation, dissolution, administration or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise), (III) the appointment of a liquidator, receiver, administrator, administrative receiver, resolution professional, compulsory or interim manager or other similar officer in respect of it or any of its assets or (IV) any analogous procedure or step similar to the matters listed in this clause.
(C)No moratorium has been declared in respect of any Indebtedness of the Borrower by any Governmental Authority and no proceeding under the IBC has been initiated or threatened in writing against the Borrower.
(xxi)No Immunity; Proper Legal Form; No Need to Qualify Under Project Country or other Applicable Law.
(A)Neither the Borrower nor any of its properties have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the United States, the Project Country or other relevant jurisdiction in respect of its obligations under the Financing Documents. To ensure the legality, validity, enforceability or admissibility into evidence in the Project Country of the Financing Documents, it is not necessary that the Financing Documents or any other document be filed, recorded or enrolled with any Governmental Authority in the Project Country or in any jurisdiction in which it conducts its business or its assets are located or that any stamp, registration, notarial or similar Taxes be paid on or in relation to the Financing Documents or the transactions contemplated therein except for such filing, recording, or enrollments, or payment of stamp, registration, notarial or similar Taxes, which has been made or paid (as applicable), or will be made or paid in accordance with this Agreement and Applicable Laws.
(B)Each of the Financing Documents is in proper legal form under the laws of the Project Country for the enforcement thereof against the Borrower under such laws.
(C)It is not necessary in order for DFC to enforce any rights or remedies under the Financing Documents or solely by reason of the execution, delivery and performance by the Borrower of the Financing Documents to which it is a party that DFC be licensed or qualified with any Governmental Authority in the Project Country, or be entitled to carry on business in any of the foregoing.
(b)DFC Statutory and Policy Requirements. The Borrower makes the representations and warranties set out in Part B of Schedule Z (DFC Statutory and Policy Requirements).
(c)Office of Development Policy Matters. The Borrower makes the representations and warranties set out in Part B of Schedule Y (Office of Development Policy Requirements).
(d)Repetition of Representations and Warranties. Each of the foregoing representations and warranties in this Section 3.01 (including the representations and warranties referred to in Section 3.01(b) and Section 3.01(c)) shall be deemed to be made as of the date hereof and as of each Closing Date. To the extent that any schedule referred to in this Section 3.01 shall need to be updated in order to permit such representation to be true and correct when made or deemed to be made, the Borrower shall provide DFC with such updated schedule in writing prior to the date such representation is deemed made and shall request that this Agreement be amended in accordance with Section 10.06 (Integration; Amendments). Unless this Agreement is amended to reflect the changes in any such schedule, no change shall be deemed to have been made.

ARTICLE IV
CONDITIONS PRECEDENT TO FIRST DISBURSEMENT
Unless DFC otherwise agrees in writing, the obligation of DFC to make the first Disbursement is subject to the prior fulfillment, to DFC’s satisfaction in its sole discretion, of the following conditions precedent as of the date that is ten (10) Business Days prior to the first Closing Date (other than conditions precedent that by their nature cannot be satisfied until the first Closing Date) and to their continued fulfillment on the first Closing Date:
SECTION 4.01.Financing Documents; Other Documents.
(a)DFC shall have received the following documents, each of which shall be satisfactory to DFC in form and substance and, if applicable, shall have been duly executed by the parties thereto, and shall be in full force and effect in accordance with its terms without default:
(i)a wet-ink original of each Financing Document; and
(ii)Certified copies of (A) the Intercompany Loan Agreement and (B) any agreement pursuant to which Intercompany Loans will be made on or prior to the first Closing Date.
SECTION 4.02.Authorization Certificates.
DFC shall have received a certificate of an Authorized Officer of (a) the Borrower dated as of the Closing Date, substantially in the form of Exhibit C-1, and (b) of the Guarantor, dated as of the Closing Date, substantially in the form of Exhibit C-2.
SECTION 4.03.Ownership.
(a)DFC shall have received evidence satisfactory to it that the Direct Owners hold the direct legal and beneficial title to the equity shares of the Borrower in the percentages set forth in Part I of Schedule 3.01(a)(iv) (Capitalization).
(b)DFC shall have received evidence satisfactory to it that the Beneficial Owners listed in Part II of Schedule 3.01(a)(iv) (Capitalization) hold the indirect legal and beneficial title to the equity shares of the Borrower in the percentages set forth therein.
SECTION 4.04.Capital Commitment.
DFC shall have received evidence satisfactory to it that the Guarantor or an Affiliate thereof has committed to contribute, directly or indirectly, at least one hundred twenty-five million Dollars ($125,000,000) (or an equivalent amount denominated in Rupees) to the Borrower in cash (as Intercompany Loans or equity in the form of paid-up capital or redeemable preference shares), for the financing of the Project.

SECTION 4.05.Consents.
DFC shall have received evidence satisfactory to it that all governmental approvals and other Consents required under Applicable Law (including under the ECB Guidelines) for the execution, delivery and performance of the Financing Documents by the Borrower and the Guarantor, including the Consents set forth on Schedule 4.05 (Consents), have been obtained.
SECTION 4.06.Legal Opinions.
DFC shall have received favorable written opinions, dated as of the Closing Date, acceptable to DFC in form and substance, of (a) Cyril Amarchand Mangaldas or other legal counsel acceptable to DFC, as legal counsel to DFC in the Project Country, (b) L&L Partners or other legal counsel acceptable to DFC, as legal counsel to Borrower in the Project Country, (c) Allen & Overy LLP or other legal counsel acceptable to DFC, as legal counsel to Borrower in New York and (d) Allen & Overy LLP or other legal counsel acceptable to DFC, as legal counsel to Guarantor in Delaware.
SECTION 4.07.Appointment of Agent.
DFC shall have received evidence satisfactory to it that the agent for service of process that is referred to in Section 9.04(c) (Borrower Consent to Suit; Exclusive Forum Selection for Certain Actions) has been duly and irrevocably appointed by the Borrower and holds such appointment without reservation until the date occurring six (6) months after the Maturity Date, together with evidence of the prepayment in full of the fees of such agent.
SECTION 4.08.Office of Development Policy Conditions.
DFC shall have received evidence satisfactory to it that the Borrower has satisfied the conditions precedent set out in Part C (Conditions Precedent to First Disbursement) of Schedule Y (Office of Development Policy Requirements).
SECTION 4.09.DFC Statutory and Policy Conditions.
DFC shall have received evidence satisfactory to it that the condition precedent set out in Part C (Condition Precedent to First Disbursement) of Schedule Z (DFC Statutory and Policy Requirements) has been satisfied.
ARTICLE V
CONDITIONS PRECEDENT TO EACH DISBURSEMENT
Unless DFC otherwise agrees in writing, the obligation of DFC to make each Disbursement (including the first Disbursement) is subject to the prior fulfillment, to DFC’s satisfaction in its sole discretion, of the following conditions precedent as of the date that is ten (10) Business Days prior to such Closing Date (other than conditions precedent that by their nature cannot be satisfied until such Closing Date), and to their continued fulfillment on such Closing Date:
SECTION 5.01.Disbursement Request.
The Borrower shall have delivered a Disbursement Request in accordance with Section 2.01(b) (Disbursements).

SECTION 5.02.Note.
The Borrower shall have delivered to DFC an executed Note, dated the relevant Closing Date, in the principal amount of the Disbursement and maturing on the Maturity Date.
SECTION 5.03.Closing Certificate.
The Borrower shall have delivered to DFC a certificate of an Authorized Officer of the Borrower, dated the relevant Closing Date, substantially in the form of Exhibit D (Form of Closing Certificate).
SECTION 5.04.Representations and Defaults.
(a)Each of the representations and warranties of the Borrower and the Guarantor set forth in this Agreement and in each of the other Financing Documents shall be true and correct in all material respects (except with respect to any provision including the word “material” or words of similar import, with respect to which such representations and warranties shall be true and correct) on such Closing Date as if made on such Closing Date after giving effect to such Disbursement or if any such representation relates exclusively to an earlier date, as of such earlier date.
(b)On such Closing Date, no Default or Event of Default shall have occurred and be continuing, or will result from, the making of such Disbursement or from the application of the proceeds thereof.
(c)Since the end of the Borrower’s most recent Financial Statements delivered pursuant to Section 7.01 (Financial Statements and other Information), except (i) for obligations and losses incurred in the ordinary course of business, and (ii) obligations constituting Permitted Indebtedness, the Borrower has not incurred any material loss or liability, [***].
(d)Since the end of the Guarantor’s most recent Financial Statements delivered pursuant to the Guaranty Agreement, except (i) for obligations and losses incurred in the ordinary course of business, (ii) obligations secured by Excluded Liens arising after the end of the period of the most recent Financial Statements delivered pursuant to the Guaranty Agreement, and (iii) obligations not secured by Excluded Liens that are permitted by this Agreement and the Guaranty Agreement, the Guarantor has no material obligation, contingent or otherwise, or material loss, [***].
SECTION 5.05.Change in Circumstances.
As of such Closing Date, (a) nothing shall have occurred and be continuing, (b) no event, development, fact or circumstance shall exist, and (c) no litigation, investigation or proceeding shall have been pending or threatened with respect to the Borrower, the Guarantor, the Project or the Financing Documents, in each case of the foregoing clauses (a) through (c), that has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 5.06.Financial Information and Reports.
DFC shall have received all Financial Statements, reports, and other information pursuant to Section 7.01 (Financial Statements and Other Information) and Sections 8(c) and (d) of the Guaranty Agreement, and all reports pursuant to Section 7.02 (Periodic Reports), in each case, that the Borrower or the Guarantor is required to deliver to DFC on or before such Closing Date.
SECTION 5.07.Payment or Reimbursement of Expenses.
All amounts due and payable by the Borrower, including as required by Section 2.09 (Payment or Reimbursement of Expenses), on or prior to such Closing Date shall have been paid in full.
SECTION 5.08.Financial Covenants.
DFC shall have received a certificate from the chief financial officer or treasurer of the Guarantor setting forth calculations, based on the most recent quarterly and annual Consolidated Financial Statements of the Guarantor, demonstrating in reasonable detail the Guarantor’s compliance with the financial covenants set forth in Section 8(e) of the Guaranty Agreement and the basis for such calculations.
SECTION 5.09.Sponsor Cash Requirements.
DFC shall have received evidence satisfactory to it that as of each Closing Date, the Sponsor Cash Ratio is no greater than [***].
SECTION 5.10.Hedges.
DFC shall have received evidence satisfactory to it that the Borrower has effected Hedges, if any, in accordance with the Hedging Policy, the ECB Guidelines and other applicable RBI circulars and directives issued from time to time.
SECTION 5.11.Commercial Operation.
DFC shall have received a certification from an Authorized Officer of the Borrower [***] that the Project will achieve Commercial Operation on or before the Expected Commercial Operation Date.
SECTION 5.12.Other Documents
DFC shall have received a wet-ink original or, at DFC’s election, a Certified copy of any Financing Document or agreement for the making of Intercompany Loans entered into after the first Closing Date.
SECTION 5.13.Office of Development Policy Conditions.
The Borrower shall have satisfied the conditions precedent set out in Part D (Conditions Precedent to Each Disbursement) of Schedule Y (Office of Development Policy Requirements).

SECTION 5.14.ECB Filings; Other Consents.
DFC shall have received evidence satisfactory to it that (a) the Borrower has filed with the RBI the monthly ECB 2 form in accordance with the ECB Guidelines and (b) the Borrower has obtained any other Consent that may be required of the Borrower under Applicable Laws (including ECB Guidelines) so that it can borrow such Disbursement.
SECTION 5.15.Information Utilities Filings.
For each Disbursement other than the first Disbursement, DFC shall have received written notice from the Borrower that DFC (or an agent on behalf of DFC) must submit an IU Filing relating to the Loan including changes in the terms and conditions of the Loan.
ARTICLE VI
AFFIRMATIVE COVENANTS
Unless DFC otherwise agrees in writing, so long as the Commitment remains outstanding or until all amounts due and to become due hereunder and under the Notes and each other Financing Document have been paid in full in cash, the Borrower agrees as follows:
SECTION 6.01.Use of Proceeds.
The Borrower shall apply the proceeds of the Loan exclusively to the Project (including interest under this Agreement during the construction period which is capitalized as part of the Project costs) in accordance with Applicable Laws (including the ECB Guidelines) and the terms of this Agreement and, to the extent permitted under the ECB Guidelines, to the repayment of Intercompany Loans to the extent the proceeds of such Intercompany Loans were applied exclusively to the Project; provided, that any repayment of Intercompany Loans prior to Commercial Operation shall not result in a Sponsor Cash Ratio greater than [***] as of the date of such repayment.
SECTION 6.02.Company Operations.
The Borrower shall:
(a)except as otherwise expressly permitted under this Agreement, maintain and preserve its existence as a private limited company under the laws of the Republic of India;
(b)comply with its Charter Documents;
(c)maintain all Intellectual Property reasonably necessary for the conduct of its business, [***]; and
(d)take all actions as may be necessary to ensure that the payment obligations of the Borrower hereunder and under the Notes at all times constitute unsubordinated general obligations of the Borrower ranking at least pari passu with all other present and future unsubordinated and unsecured Indebtedness of the Borrower [***].

SECTION 6.03.Compliance with Laws; Taxes; Consents.
(a)The Borrower shall:
(i)without limiting the requirements of Part E (Covenants) of Schedule Y (Office of Development Policy Requirements) and Part D (Covenants) of Schedule Z (DFC Statutory and Policy Requirements), conduct its business in all material respects in compliance with all Applicable Laws (including, for the avoidance of doubt, the ECB Guidelines, other rules and regulations issued pursuant to the FEMA), Consents and its Charter Documents; and
(ii)duly pay, before they become overdue, all Taxes levied or imposed in any jurisdiction upon its property, earnings, or business that, if not paid, could reasonably be expected to have a Material Adverse Effect, except amounts being contested in good faith by appropriate proceedings diligently pursued for which adequate cash reserves shall have been set aside in accordance with Accounting Standards.
SECTION 6.04.Insurance Requirements.
The Borrower shall:
(a)maintain or cause to be maintained in effect at all times insurance with reputable insurance companies, with respect to its business, against such risks and hazards, in such amounts, and in such form, as is usually carried by companies of a similar size that are engaged in the same or a similar business, and that own similar properties in the same or similar geographic area and are acting in accordance with domestically accepted industry standards; and
(b)permit DFC to review copies of any insurance policy of the Borrower or any Affiliate related to the Loan, the Project (including any relevant umbrella policies) or to the protection of operational assets of the Borrower related to the Project, if reasonably requested by DFC.
SECTION 6.05.Accounting and Financial Management.
The Borrower shall: (a) maintain adequate accounting, management information and cost control systems; (b) prepare its Financial Statements in accordance with Accounting Standards; (c) engage Haribhakti & Co., Chartered Accountants (with respect to the Financial Statements and related activities of the Borrower for any Fiscal Year ending 2022 or earlier), PricewaterhouseCoopers, or other independent internationally recognized accountants [***] satisfactory to DFC as its regular independent auditors; (d) notify DFC of any change in such accountants and the reason therefor; and (e) if requested by DFC, request that such accountants communicate with DFC ([***]) regarding the Borrower’s accounts and operations.
SECTION 6.06.Compliance with Office of Development Policy Requirements.
The Borrower shall comply with the covenants set out in Part E (Covenants) of Schedule Y (Office of Development Policy Requirements).

SECTION 6.07.DFC Statutory and Policy Requirements.
The Borrower shall comply with the covenants set out in Part D (Covenants) of Schedule Z (DFC Statutory and Policy Requirements).
SECTION 6.08.System for Award Management Entity Registration.
No later than October 1, 2022, Borrower shall procure and at all times thereafter maintain an active and valid “System for Award Management” (SAM.gov) entity registration.
SECTION 6.09.Sponsor Cash Ratio Requirement.
The Borrower shall:
(a)prior to the achievement of Commercial Operation, maintain a Sponsor Cash Ratio no greater than [***]; and
(b)upon the achievement of Commercial Operation, deliver evidence to DFC that the Sponsor Cash Ratio as of the Commercial Operation date is no greater than [***].
ARTICLE VII
INFORMATION COVENANTS
SECTION 7.01.Financial Statements and Other Information.
(a)Audited Annual Financial Statements. The Borrower shall deliver to DFC:
(i)within [***] after the end of each calendar year, (A) the Financial Statements of the Borrower that were used for the preparation of the audited Consolidated Financial Statements of the Guarantor for such period, prepared in or translated into English and in Dollars in accordance with GAAP, (B) a Certified comparison of such Financial Statements to the annual Financial Statements on the same basis for the previous fiscal year, (C) a consolidating statement setting forth the relationship of such financial statements to the audited Consolidated Financial Statements of the Guarantor for the same period and (D) a certificate of the [***] substantially in the form of Exhibit E (Form of Compliance Certificate); and
(ii)(A) promptly after the Borrower is required to prepare them in accordance with Applicable Law in India, provide (1) audited Financial Statements of the Borrower prepared in or translated into English and in accordance with Indian Accounting Standards, and (2) a Certified comparison of such Financial Statements to the audited Financial Statements on the same basis for the previous Fiscal Year, and (B) a certificate of the [***] substantially in the form of Exhibit E (Form of Compliance Certificate).
(b)Unaudited Quarterly Financial Statements and Reports. The Borrower shall deliver to DFC within [***] after the end of each fiscal quarter (including the fourth fiscal quarter) of each Fiscal Year (i) the Borrower’s quarterly unaudited Financial Statements for such fiscal quarter, prepared in or translated into English and in Rupees in accordance with the Accounting Standards, (ii) a Certified comparison of such Financial Statements to the quarterly Financial Statements for the same period in the previous Fiscal Year and (iii) a certificate of the [***] substantially in the form of Exhibit E (Form of Compliance Certificate).
(c)Accountants’ Reports and Other Documents. The Borrower shall deliver to DFC copies of all other annual or interim reports and management letters submitted to the Borrower by its independent accountants, and such other information and data with respect to the Borrower’s operations, condition (financial or otherwise), assets, prospects (including supporting information as to compliance with this Agreement) and performance of its obligations under the Financing Documents as DFC may reasonably request from time to time.

SECTION 7.02.Periodic Reports.
(a)Performance Reports. The Borrower shall deliver to DFC, within [***] after the end of each calendar quarter during the construction period, a construction progress report, substantially in the form of Exhibit H (Form of Construction Progress Report), setting forth the progress made in construction of the Project during the period covered by such report, including estimates of the dates when all major construction milestones will be met.
(b)Loan Proceeds Certificate. The Borrower shall deliver to DFC, within six (6) months following the last Closing Date, a certificate of an Authorized Officer of the Borrower, setting forth in reasonable detail the use of proceeds of the Loan, substantially in the form of Exhibit F (Form of Loan Proceeds Certificate).
(c)The Borrower shall deliver copies of material notices received from the RBI, AD Bank or any other Governmental Authority in relation to the transactions contemplated by the Financing Documents and/or in relation to the Project.
(d)The Borrower shall provide DFC with such information as DFC reasonably requests for the purpose of timely making IU Filings. The Borrower shall timely verify and authenticate such information with Information Utilities in the manner required by the IBC to complete the IU Filing.
SECTION 7.03.Notice of Default and Other Matters.
The Borrower shall notify DFC [***] of:
(a)the occurrence of any Default or Event of Default, and any steps the Borrower is taking to remedy such Default or Event of Default,
(b)any legal or arbitral proceedings against the Borrower involving claims that (i) [***] relate to any of the transactions contemplated by any Financing Document, or (ii) either individually or in the aggregate (A) are equal to or greater than [***] or (B) could reasonably be expected to have a Material Adverse Effect;
(c)(i) any pending or, to the Borrower’s knowledge, threatened audits, examinations, investigations, proceedings or claims with respect any [***] Taxes, or (ii) any Lien with respect to [***] Taxes that has been filed, or of which the Borrower has been notified in writing, against any of the Borrower’s property;
(d)any actual or proposed material change in the business or operations of the Borrower;

(e)any material Event of Loss affecting the Borrower, specifying the nature of the event and any steps the Borrower is taking or proposes to take with respect thereto; and
(f)the occurrence of any other condition or event (including action by any Governmental Authority) that could reasonably be expected to have a Material Adverse Effect and any steps the Borrower or the Guarantor is taking to remedy such condition or event.
SECTION 7.04.Reserved.
SECTION 7.05.ECB reports
The Borrower shall make all necessary filings and reporting for the Loan in compliance with the ECB Guidelines. Without limiting the generality of the foregoing, the Borrower shall (a) no later than [***] from the end of each month, file Form ECB 2 Returns (as defined under the ECB Guidelines and in the form required by the RBI), certified by the Borrower’s AD Bank, for such month with the Department of Statistics and Information Management of the RBI, or as otherwise required by the ECB Guidelines, (b) make such other filings as may be required under the ECB Guidelines from time to time, and (c) if required under the ECB Guidelines, provide information with regard to the amount, purpose and maturity of Loan to be disclosed on the RBI’s website on a monthly basis.

ARTICLE VII
NEGATIVE COVENANTS
Unless DFC otherwise agrees in writing, so long as the Commitment remains outstanding or until all amounts due and to become due hereunder and under the Notes and each other Financing Document have been paid in full in cash, the Borrower agrees as follows:
SECTION 8.01.Liens; Indebtedness; Investments; Acquisitions.
The Borrower shall not:
(a)directly or indirectly, create, assume, or otherwise permit to exist [***] any Lien on any of its assets, whether now owned or hereafter acquired, or in any proceeds or income therefrom, other than Permitted Liens;
(b)incur, assume or permit to exist, or otherwise become liable for Indebtedness, other than Permitted Indebtedness; or
(c)make or permit to exist loans or advances to, or deposits (except commercial bank deposits in the ordinary course of business) with, other Persons or investments in any Person or enterprise other than Permitted Investments.
SECTION 8.02.Reserved.
SECTION 8.03.No Sale of Assets; Mergers; Subsidiaries.

The Borrower shall not:
(a)sell, lease, transfer or otherwise dispose of any portion of its assets, except for: (i) sales or other dispositions of obsolete assets, worn out assets or assets not useful for the business of the Borrower; (ii) the swap of assets in exchange for other assets, in the ordinary course of business, of comparable or greater value or usefulness to its business; (iii) asset sales in the ordinary course of business; (iv) sale of solar photovoltaic modules manufactured by the Borrower at the Project; or (v) in respect of Permitted Investments;
(b)dissolve, liquidate, or otherwise cease to do business;
(c)merge or consolidate with any Person; or
(d)form or have any Subsidiary.
SECTION 8.04.Ordinary Conduct of Business.
The Borrower shall not:
(a)change the nature or scope of its business as of the date hereof [***], other than businesses reasonably related or ancillary to the Borrower’s business;
(b)change its Charter Documents (other than for amendments or modifications (i) to correct manifest error, or (ii) which are of a stylistic, minor, or purely technical nature, or (iii) as required by the Companies Act to the extent such amendments do not affect any rights of DFC under the Financing Documents, or (iv) that do not change the Charter Documents in any material respect; provided, that the Borrower shall promptly give DFC notice, and provide DFC with a copy, of such amendment or modification);
(c)change its Fiscal Year or make or permit any change in accounting policies or reporting practices, except as required to comply with the Accounting Standards or Applicable Laws;

(d)enter into any partnership, profit-sharing or royalty agreement [***], or other similar arrangement whereby the Borrower’s income or profits are, or might be, shared with any other Person;
(e)fail to maintain its corporate existence and its right to carry on its operations; or
(f)adopt, establish, maintain, sponsor, administer, contribute to, participate in, or incur any actual or contingent, direct or indirect liability under or obligation to contribute to, any Guaranteed Pension Plan or Multiemployer Plan.
ARTICLE IX
DEFAULTS AND REMEDIES

SECTION 9.01.Events of Default.
Each of the following events or circumstances shall constitute an “Event of Default”:
(a)Payment Default. The Borrower or the Guarantor fails to pay, when due by it, any amount payable to DFC pursuant to this Agreement or any other Financing Document, unless, in any case, such failure to pay is caused by administrative or technical error and such payment is made within five (5) Business Days following its due date.
(b)Cross-Default.
(i)The Borrower defaults for a period (beyond any applicable grace period):
(A)in the payment of any principal, interest, or other amount due under any agreement or agreements involving Indebtedness [***]; or
(B)in the performance of any obligation due under any agreement or agreements [***] involving Indebtedness having an aggregate outstanding principal amount of more than [***], or any other event occurs, the effect of which default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness to be demanded or terminated or to become due or to be repurchased, prepaid, defeased, or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease, or redeem such Indebtedness to be made, prior to its stated maturity [***].
(ii)The Guarantor, any Subsidiary of the Guarantor, or any combination thereof defaults for a period beyond any applicable grace period:
(A)in the payment of any principal, interest or other amount due under any agreement or agreements involving Indebtedness [***]; or
(B)in the observance or performance of any agreement or agreements or condition relating to Indebtedness [***], or any other event occurs, the effect of which is to cause the holder or holders or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity [***].
(c)Representation Default. Any representation or warranty made or deemed made by the Borrower or the Guarantor in any Financing Document, or in any report, certificate, Financial Statement, or other document delivered by the Borrower or the Guarantor after the date of this Agreement pursuant to any such Financing Document [***], prove to have been incorrect or misleading in any material respect when made or deemed made; [***].

(d)Covenant Default.
(i)The Borrower fails to comply with any covenant or provision set forth in Section 7.03 (Notice of Default and Other Matters) or Article VIII (Negative Covenants).
(ii)The Borrower fails to comply with any covenant or provision set forth in Section 6.09 (Sponsor Cash Ratio Requirement) and the same is not remedied within [***] after the Borrower has knowledge of the occurrence thereof.
(iii)Any Schedule Y Event of Default occurs.
(iv)Any Schedule Z Event of Default occurs.
(e)Guaranty Default. The Guarantor fails to perform any of its obligations under the Guaranty Agreement and, to the extent such failure is the failure of an obligation set forth in Section 8 of the Guaranty Agreement (other than Sections 8(a), 8(e), 8(h) and 8(j) of the Guaranty Agreement), the same is not remedied [***].
(f)Obligation Default. The Borrower fails to comply with or perform any applicable covenant, or agreement contained herein other than those referred to in Sections 9.01(a), (b), (c) (d), or (e) above [***].
(g)Approvals Default. Any Consent necessary for the Borrower or the Guarantor to perform and observe its obligations under any Financing Document or for the Borrower to conduct its business, is not effected or given or is withdrawn or ceases to remain in full force and effect [***], and such Consent remains not in effect or given or is withdrawn or ceases to remain in full force and effect for a period of thirty (30) days; [***].

(h)Financing Document Default, Repudiation, Termination, Etc.
(i)The Borrower fails to comply with or perform any of its material obligations or undertakings set forth in any Financing Document that is not otherwise listed as an Event of Default in this Section 9.01, and such failure continues (A) beyond the applicable cure period, if any is specified, or (B) for more than thirty (30) days [***].
(ii)Any Financing Document, or any term thereof, at any time for any reason (A) ceases to be in full force and effect, (B) is declared to be void, (C) is suspended or revoked, or terminated (other than upon expiration in accordance with its terms when fully performed), (D) ceases to give or provide the respective rights, titles, remedies, powers, or privileges intended to be created thereby, or (E) the Borrower or the Guarantor contests the validity or enforceability of such a Financing Document or any term thereof or repudiates the same.
(i)Expropriation Default. Any Governmental Authority condemns, nationalizes, seizes or otherwise expropriates any substantial portion of the Project assets or the share capital of the Borrower, or takes any action that would prevent the Borrower from carrying on its business or operations.
(j)Voluntary Bankruptcy Default. The Borrower or the Guarantor:
(i)commences any proceeding or files any petition seeking liquidation, reorganization, arrangement with creditors, adjustment of debts, winding-up, dissolution, composition or other relief under any federal, state, or foreign bankruptcy, insolvency, receivership, reorganization or similar law now or hereafter in effect;
(ii)consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in Section 9.01(k);
(iii)suspends making payments on any of its Indebtedness to creditors generally or commences negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its Indebtedness by reason of actual or anticipated financial difficulties,

(iv)applies for or consents to the appointment of a receiver, resolution professional, trustee, custodian, sequestrator, conservator, liquidator, rehabilitator, or similar official for itself or for all or a substantial part of its assets;
(v)files an answer admitting the material allegations of a petition filed against it in any proceeding described in Section 9.01(k);

(vi)makes a general assignment for the benefit of creditors; or
(vii)takes any corporate or other action for the purpose of effecting any of the foregoing.
(k)Involuntary Bankruptcy Default. (A) An involuntary proceeding is commenced, or an involuntary petition is instituted in any court of competent jurisdiction or by or before any Governmental Authority seeking (i) liquidation, reorganization, arrangement, adjustment, winding-up, dissolution, composition, moratorium or other relief in respect of the Borrower or the Guarantor or its debts, or of all or a substantial part of its assets, under any federal, state, or foreign bankruptcy, insolvency, receivership, reorganization, or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, resolution professional, sequestrator, conservator, liquidator, rehabilitator or similar official for the Borrower or the Guarantor or for all or a substantial part of its assets, and, in any such case, such proceeding or petition shall continue unstayed and undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered, or (B) Governmental Authority issues any order or direction that the Borrower or Guarantor be dissolved, liquidated or wound up or be merged or taken over by any other Person.
(l)Inability to Pay Debts. The Borrower or the Guarantor becomes unable, admits in writing its inability, or fails generally to pay its debts as they become due.
(m)Litigation, Judgment, and Attachment Defaults.
(i)A judgment, order, arbitral award, or litigation settlement for the payment of money in an aggregate amount in excess of (A) [***] or its equivalent in another currency is rendered against, or entered into by, the Borrower, or (B) [***] or its equivalent in another currency is rendered against, or entered into by, the Guarantor, or in each case any of their respective property, and such judgment, order, arbitral award, or settlement is [***] not stayed, satisfied or discharged within [***] after entry [***].
(ii)An attachment or analogous process is levied or enforced upon or issued against any property of (A) the Borrower for an amount in excess of the equivalent of [***] or (B) the Guarantor for an amount in excess of the equivalent of [***] and the same is not stayed, satisfied or discharged within [***] after entry [***].
(n)Political Violence Default. Any acts of war (whether declared or undeclared), revolution, insurrection, civil war, civil strife, terrorism, or sabotage occur that cause the destruction, disappearance or physical damage of a substantial portion of the Project assets of the Borrower or prevent the Borrower from carrying on its business or operations.
(o)Change of Control Default. The Guarantor ceases to retain Control of the Borrower as described in clause (i) of the definition of Control.

(p)Moratorium.
(i)Any Governmental Authority of the Project Country calls a moratorium on payments by borrowers in relation to, or by third parties under guaranties of, the External Indebtedness of Project Country entities generally, or a class thereof to which the Borrower belongs.
(ii)Any Governmental Authority of the Project Country with jurisdiction over the Borrower or the Loans calls a general moratorium or general debt rescheduling with respect to entities in the Project Country.
(iii)Any Governmental Authority of the Project Country declares any payment delay or refuses to pay or to acknowledge, or repudiates, a payment obligation in respect of its External Indebtedness.
(q)Material Adverse Effect Default. Any event or development occurs [***] has or could be expected to have a Material Adverse Effect.
(r)Commercial Operation Default. The Project fails to achieve Commercial Operation by the Expected Commercial Operation Date.
SECTION 9.02.Remedies upon Event of Default.
(a)Except as otherwise provided in Section 9.02(c), if any Event of Default has occurred and is continuing, DFC may at any time do any one or more of the following:
(i)suspend or terminate the Commitment;
(ii)declare, by written demand for payment, any portion or all of the Loan to be due and payable, whereupon such portion or all of the Loan, together with interest accrued thereon and all other amounts due under the Financing Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives;
(iii)without notice of default or demand, proceed to protect and enforce its rights and remedies by appropriate proceedings or actions, whether for damages or the specific performance of any provision of any Financing Document, or in aid of the exercise of any power granted in any Financing Document, or by law, or may proceed to enforce the payment of any Note; or
(iv)initiate proceedings against the Borrower under the IBC.
(b)Upon the occurrence of an Event of Default referred to in paragraph (c) of Part F (Events of Default) of Schedule Y (Office of Development Policy Requirements), DFC may, in addition to the remedies set out in Section 9.02(a), require the Borrower to terminate any contracts with the relevant Contractor.
(c)Upon the occurrence of an Event of Default referred to in Sections 9.01(j) (Voluntary Bankruptcy Default) or (k) (Involuntary Bankruptcy Default), (i) the Commitment shall automatically terminate, and (ii) the Loan, together with interest accrued thereon and all other amounts due under the Financing Documents, shall immediately mature and become due and payable, without any presentment, demand, diligence, protest, notice of acceleration, or other notice or action of any kind, all of which the Borrower hereby expressly waives.
SECTION 9.03.Arbitration.
(a)Any Dispute shall be settled by arbitration in accordance with the Rules; provided, however, that this agreement to arbitrate Disputes shall not include the arbitration of (i) any Excluded Claims; and (ii) any Disputes that are subject to a pending action, suit or proceeding brought by DFC in accordance with Section 9.04 (Borrower Consent to Suit; Exclusive Forum Selection for Certain Actions).

(b)Arbitration pursuant to this Section 9.03 is not a waiver of, and shall not impair the enforcement rights of, DFC to exercise any other similar remedy under this Agreement or any other Borrower Document, pursuant to Section 9.03(a) or otherwise, and such enforcement by DFC shall not be deemed to be inconsistent with or a violation of the arbitration provisions of this Section 9.03.
(c)Any awards issued by the Arbitral Tribunal shall be final and binding on the Arbitration Parties; any orders so issued shall be binding on the Arbitration Parties. Judgment upon any award issued by the Arbitral Tribunal may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Arbitration Party or its assets. The Borrower hereby submits to the jurisdiction of the United States District Court for the Southern District of New York for the limited purpose of enforcing this agreement to arbitrate.
(d)The Arbitral Tribunal shall have no jurisdiction to grant any interim measure that limits or prevents, or seeks to limit or prevent, DFC from exercising any enforcement right with respect to any Lien or enforcing any remedy under this Agreement or any other Borrower Document, including without limitation any enforcement action pursuant to Section 9.04 (Borrower Consent to Suit; Exclusive Forum Selection for Certain Actions). The Borrower covenants and agrees not to seek any such interim measure, either in any arbitration pursuant to this Section 9.03 or otherwise.
(e)Notwithstanding Section 10.03 (Governing Law), this Section 9.03 and any arbitration pursuant thereto shall be governed by Title 9 (Arbitration) of the United States Code.
(f)The Parties hereto expressly agree that nothing contained in Part I of the (Indian) Arbitration and Conciliation Act, 1996 (as amended, supplemented or replaced from time to time) shall apply to any arbitration conducted in accordance with this Section 9.03 and Section 9.04 and the Borrower irrevocably waives its right to bring any action under Section 9 of the (Indian) Arbitration and Conciliation Act, 1996.
SECTION 9.04.Borrower Consent to Suit; Exclusive Forum Selection for Certain Actions.
(a)Notwithstanding Section 9.03 (Arbitration), DFC in its sole discretion shall have the option at any time and from time to time to bring against the Borrower any action, suit or proceeding in respect of any Dispute, in any of (i) the courts of the State of New York in the County of New York or the United States District Court for the Southern District of New York, or (ii) the courts in any other jurisdiction where the Borrower or any of its property may be found; provided, however, with regard to any Dispute that has been referred to arbitration pursuant to Section 9.03 (Arbitration) by the Borrower, DFC may, in its discretion, initiate an action, suit or proceeding as provided herein in lieu of such arbitration and in respect of such Dispute, so long as DFC exercises its option to do so prior to the last day on which DFC’s statement of defense (or equivalent submission) in respect of such Dispute is to be submitted.
(b)The Borrower hereby: (i) irrevocably waives any present or future objection to any such action, suit or proceeding in any such venue, and irrevocably consents and submits unconditionally to the non-exclusive jurisdiction of any such court for itself and in respect of any of its property; (ii) irrevocably waives any claim in any such court that any such action, suit, or proceeding brought therein has been brought in an inconvenient forum; (iii) agrees that final judgment against it in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction within or outside the United States of America by suit on the judgment or otherwise, a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of its obligation; and (iv) covenants and agrees not to resist enforcement of any such final judgment in any jurisdiction where DFC commences enforcement proceedings.
(c)Prior to the first Disbursement, the Borrower shall irrevocably designate and appoint an agent satisfactory to DFC for service of process in the State of New York, U.S. under this Agreement and any other Financing Document governed by the laws of the State of New York, with respect to any Action in New York, as its authorized agent to receive, accept, and confirm receipt of, on its behalf, service of process in any such proceeding, and shall provide DFC with evidence of the prepayment in full of the fees of such agent until six (6) months after the Maturity Date. The Borrower agrees that service of process, writ, judgment or other notice of legal process upon said agent shall be deemed and held in every respect to be effective personal service upon it. The Borrower shall maintain such appointment (or that of a successor satisfactory to DFC) continuously in effect at all times while the

Borrower is obligated under this Agreement or any Note. Nothing herein shall affect DFC’s right to effect service of process in any other manner permitted by Applicable Law.
(d)Any enforcement action, suit, or other judicial, administrative or arbitral proceeding by the Borrower against DFC (or the United States government) in respect of an Excluded Claim shall be brought exclusively in a United States federal court of competent jurisdiction in the District of Columbia.
SECTION 9.05.Judgment Currency.
This is an international loan transaction in which the specification of Dollars is of the essence, and such currency shall be the currency of account in all events. The payment obligations of the Borrower to DFC under any Financing Document shall only be discharged by an amount paid in another currency, whether pursuant to a judgment or otherwise, to the extent of the amount in Dollars received by DFC (after any premium and costs of exchange) on the prompt conversion to Dollars in the U.S. of the amount so paid in another currency under normal banking procedures. In the event that any payment by the Borrower in another currency, whether pursuant to a judgment or otherwise, upon conversion and transfer, does not result in the payment of the amount of Dollars then due at the place such amount is due, DFC shall be entitled to demand immediate payment of and shall have a separate cause of action against the Borrower for the additional amount necessary to yield the amount of Dollars then due. In the event that DFC, upon the conversion of a payment in another currency into Dollars, receives an amount greater than that to which it was entitled, the Borrower shall be entitled to prompt reimbursement of the excess amount.
SECTION 9.06.No Immunity.
The Borrower represents and warrants that it is subject to civil and commercial law with respect to its obligations under each of the Borrower Documents, that the making and performance of such Borrower Documents and the borrowings by the Borrower pursuant hereto constitute private and commercial acts rather than governmental or public acts, and that neither the Borrower nor any of its properties or revenues has any right of immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment, or from any other legal process with respect to its obligations under such Borrower Documents. To the extent that the Borrower may hereafter be entitled, in any jurisdiction in which judicial or arbitral proceedings may at any time be commenced with respect to any Borrower Document, to claim for itself or its revenues or assets any such immunity, and to the extent that in any such jurisdiction there may be attributed to the Borrower such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity. The foregoing waiver of immunity shall have effect under the United States Foreign Sovereign Immunities Act of 1976, Pub. L. No. 94-583, 90 Stat. 2891 (codified as amended in scattered sections of 28 U.S.C.).
ARTICLE X
MISCELLANEOUS
SECTION 10.01.Notices.
(a)Except in the case of notices and other communications expressly required to be provided in accordance with Part E (Covenants) of Schedule Y (Office of Development Policy Requirements), each notice, demand, or other communication relating to this Agreement shall be in writing and shall be delivered by hand or overnight courier service, or delivered by e-mail as follows:

If to the Borrower:

FS India Solar Ventures Private Limited
FLAT NO 808-811 8th Floor Narain Manzil 23 B K ROAD
New Delhi, 110001
India
[***]

with a copy to:

First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, AZ 85281
Attention: General Counsel
Email: [***]

with a copy (which shall not constitute notice) to:

First Solar, Inc.
350 West Washington Street, Suite 600
Tempe, AZ 85281
Attention: Treasurer
Email: [***]

If to DFC:
United States International Development Finance Corporation
1100 New York Avenue, N.W.
Washington, D.C. 20527
United States of America
Attn.: [***]

(b)Notices, demands or other communications sent by hand or overnight courier services, shall be deemed to have been duly given when sent. Notices, demands or other communications delivered through electronic communications to the extent provided in Section 10.01(d), shall be deemed to have been given as provided therein. Any party hereto may change its address for notices, demands and other communications hereunder by notice to the other parties hereto.
(c)No notice, demand or other communication to DFC, including notices or other communications delivered pursuant to Part E (Covenants) of Schedule Y (Office of Development Policy Requirements), shall be effective unless such notice, demand or other communication includes FS India Solar Ventures Private Limited (India), Project Number: 9000115523, and, prior to the first Disbursement, attention to Vice President, Structured Finance & Insurance, and subsequent to the initial Closing Date, attention to Managing Director, Project Portfolio Management Division.
(d)Notices, demands and other communications sent to the e-mail address of the addressee set forth in Section 10.01(a) or, if delivered pursuant to Part E (Covenants) of Schedule Y (Office of Development Policy Requirements) to the e-mail address set forth therein, shall be deemed to have been given upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function (as available, but excluding any automatic answer-back), return or reply e-mail or other written acknowledgment).

SECTION 10.02.English Language.
All documents to be delivered or communications made under each of the Financing Documents shall be in English, or if in another language, shall be accompanied by a Certified translation into English, which translation shall govern between the Borrower and DFC.
SECTION 10.03.GOVERNING LAW.
THIS AGREEMENT AND THE NOTES AND ANY CLAIM, CONTROVERSY, DISPUTE, OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE NOTES AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD OTHERWISE DIRECT APPLICATION OF THE LAW OF ANOTHER JURISDICTION.
SECTION 10.04.Succession; Assignment; Benefit.
(a)This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto; provided, however, that the Borrower shall not, without the prior written consent of DFC, assign or delegate all or any part of its interest herein or obligations hereunder.
(b)This Agreement is for the sole benefit of the Borrower and DFC, and no other Person (other than the Indemnified Persons and permitted successors or assigns of the parties hereto) shall be a direct or indirect beneficiary of, be entitled to rely hereon, or have any direct or indirect cause of action or claim in connection with this Agreement or any of the Financing Documents.
SECTION 10.05.Survival of Agreements.
Each agreement, representation, warranty, and covenant contained or referred to in this Agreement shall survive any investigation at any time made by DFC and shall survive all disbursements of the Loan, except for changes permitted hereby, and, except as otherwise provided in this Section 10.05, shall terminate only when all amounts due or to become due under the Financing Documents [***]. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in Section 2.08 (Tax Gross-Up; Stamp Duties), Section 2.09 (Payment or Reimbursement of Expenses), and Section 10.09 (Indemnity) shall survive the payment in full of principal and interest hereunder and under the Notes. The obligations of the Borrower pursuant to this Agreement shall remain in full force and effect or shall be reinstated, as the case may be, if and to the extent that at any time any payment of any of the Obligations is rescinded, avoided, or must otherwise be returned or repaid by DFC, in whole or in part, upon the insolvency, bankruptcy, or reorganization of the Borrower, the Guarantor or otherwise, as if such payment had not been made by the Borrower or the Guarantor, as applicable.

SECTION 10.06.Integration; Amendments.
This Agreement, including the Exhibits and Schedules hereto, and the agreements referred to herein embody the entire understanding of the parties and supersede all prior negotiations, understandings, and agreements between them with respect to the subject matter hereof. The provisions of this Agreement may be waived, supplemented, or amended only by an instrument in writing signed by the parties hereto.
SECTION 10.07.Severability.
If any provision of this Agreement is prohibited or held to be invalid, illegal, or unenforceable in any jurisdiction, the parties hereto agree to the fullest extent permitted by Applicable Law that it shall not affect the validity, legality, and enforceability of the other provisions of this Agreement and shall not render such provision prohibited, invalid, illegal, or unenforceable in any other jurisdiction. If, and to the extent that, any obligation of the Borrower (including that under Section 10.09 (Indemnity)) is unenforceable for any reason it agrees, independently of any other obligation hereunder, to make the maximum contribution to the payment and satisfaction thereof as is permissible under Applicable Law.
SECTION 10.08.No Waiver.
(a)No failure or delay by either party in exercising any right, power, or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or remedy, or any abandonment or discontinuance of steps to enforce any right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No waiver of any right, power or remedy shall be effective unless given in writing.
(b)The rights, powers and remedies of each of the parties hereunder are cumulative and are not exclusive of any other rights, powers or remedies provided by law or that such party would otherwise have.
SECTION 10.09.Indemnity.
The Borrower shall, at all times, indemnify DFC and its directors, officers, employees, and agents (each, an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any losses, claims, damages, liabilities, penalties, judgments, Taxes or other costs (including costs, fees, and expenses incurred by or imposed on any Indemnified Person in defending, analyzing, settling or resolving any of the foregoing, and the expenses associated with the making of any affirmative claim in connection therewith) of any nature whatsoever to which an Indemnified Person may become subject (“Loss”) arising out of, in connection with, or related to the Loan (including any actual or proposed use of the proceeds of the Loan), this Agreement and any other Financing Document, the Project or any actual or prospective litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto (the “Borrower Indemnity”). The Borrower Indemnity shall not apply to the extent that a court or arbitral tribunal with jurisdiction over the Loss and each Indemnified Person who has a Loss in connection therewith renders a final determination that the Loss resulted from the gross negligence or willful misconduct of the Indemnified Person. The Borrower Indemnity is independent of and in addition to (i) any rights of any party hereto in connection with any Loss, and (ii) any other agreement, and shall survive the execution, modification, and amendment of this Agreement and the other Financing Documents, the expiration, cancellation, or termination of the Commitment, the disbursement and repayment of the Loan, and the provisions of any other indemnity. Any exclusion of an obligation to pay any amount under this Section shall not affect the requirement to pay such amount under any other Section hereof or under any other agreement. DFC and each Indemnified Person shall have the right to control its, his, or her defense; provided, however, that each Indemnified Person shall: (A) notify the Borrower in writing as soon as [***] practicable of any Loss, and (B) keep the Borrower reasonably informed of material developments with respect thereto. In exercising the right and power to control his, her, or its actions in connection with a Loss, including a decision to settle any such Loss, each Indemnified Person shall, taking into account the nature and policies of such Indemnified Person (I) consult with the Borrower, and (II) act as such Indemnified Person would act if the Loss or settlement were to be paid by such Indemnified Person. The Borrower acknowledges and agrees that each Indemnified Person is an express, third-party beneficiary of the Borrower’s obligations under this Section 10.09. [***].

SECTION 10.10.Further Assurances.
The Borrower shall execute and deliver to DFC such additional documents and take such additional action as DFC may require to carry out the purposes of the Financing Documents, to cause the Financing Documents to be duly registered, notarized, and stamped in any applicable jurisdiction, and to preserve and protect DFC’s rights as contemplated herein or therein.
SECTION 10.11.Counterparts; Electronic Execution.
(a)This Agreement may be executed and delivered in counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.
(b)Delivery of an executed counterpart of a signature page of this Agreement in an electronic format (including .pdf, .tif, and .jpeg file format) shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution”, “signed”, “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, 15 U.S.C. §§ 7001 to 7006, 7021, 7031; the New York State Electronic Signatures and Records Act, NY State Tech. Law § 301; or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 10.12.Waiver of Litigation Payments.
In the event that any Action is initiated by or on behalf of DFC against the Borrower or any other party to any Financing Document, the Borrower, to the fullest extent permissible under Applicable Law, irrevocably waives its right to, and agrees not to request, plead, or claim that DFC and its successors, transfers, and assigns (any such Person, a “DFC Plaintiff”) post, pay, or offer, any cautio judicatum solvi bond, litigation bond, or any other bond, fee, payment, or security measure provided for by any provision of law applicable to such Action (any such bond, fee, payment, or measure, a “Litigation Payment”), and the Borrower further waives any objection that it may now or hereafter have to a DFC Plaintiff’s claim that such DFC Plaintiff should be exempt or immune from posting, paying, making, or offering any such Litigation Payment.
SECTION 10.13.Cooperation; Loan Servicing.
At its own expense, DFC may assign or delegate all or part of the responsibility for servicing the Loan to a Person that shall act as DFC’s agent in addressing such matters as may be required in connection with the servicing of the Loan. Any Person who acquires the right to service the Loan shall benefit from the indemnity set forth in Section 10.09 (Indemnity) (as if the name of such Person had been stated in such provision).
SECTION 10.14.WAIVER OF JURY TRIAL.
THE BORROWER AND DFC EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM ESTABLISHED BY ANY FINANCING DOCUMENT.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed and delivered on its behalf by its authorized representative as of the date first above written.
FS INDIA SOLAR VENTURES PRIVATE LIMITED
By:
Name:
Its:

UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION
By:
Name:
Its:

SCHEDULE X
DEFINED TERMS AND RULES OF INTERPRETATION
1.    Defined Terms. As used in this Agreement, including the Exhibits and Schedules hereto, the following terms shall have the following meanings.
“Accounting Standards” means GAAP, consistently applied.
“AD Bank” means a Person licensed by the RBI as an “authorised dealer- category I” under sub-section (1) of Section 10 of the FEMA.
“Action” means any action, suit, other legal proceeding, arbitral proceeding, administrative proceeding, investigation or other claim by or before any Governmental Authority.
“Administrator” means the International Centre for Dispute Resolution, a division of the American Arbitration Association, or any successor thereof as may be identified by the Rules.
“Affiliate” means, with respect to any Person, any other Person that is directly or indirectly Controlled by, under common Control with or Controlling such Person.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Applicable Law” means, with respect to a given Person on a given date, any constitution, statute, law, rule, regulation, ordinance, judgment, order, decree, Consent of a Governmental Authority, or any published directive, guideline, requirement or other governmental restriction that has the force of law, or any determination by, or interpretation of any of the foregoing by, any judicial authority, that is binding on such Person whether in effect as of the date hereof or as of any date thereafter.
“Arbitral Tribunal” means the arbitral tribunal constituted in accordance with the Rules.
“Arbitration Parties” means each of (a) DFC, (b) the Borrower and (c) any other party to an arbitration pursuant to Section 9.03 (Arbitration); and “Arbitration Party” means any of them, as the context requires.
“Authorized Officer” means, with respect to any Person, any officer designated in such Person’s Charter Documents or otherwise in writing as having been authorized to execute and deliver any of the Financing Documents or any other documents contemplated in connection therewith.
“Beneficial Owner” means each Person (other than a Direct Owner) that holds, directly or indirectly, any ownership interest, including any voting or economic interest, in the Borrower, excluding any such interest held by Qualified Public Company Shareholders.
“Board of Governors of the Federal Reserve System” means the Board of Governors of the Federal Reserve System, which is an agency of the United States of America responsible for the analysis of domestic and international financial and economic developments, and for regulating the operations of the Federal Reserve Banks and payment systems.
“Borrower” has the meaning set forth in the preamble to this Agreement.
“Borrower Documents” means each of the Financing Documents to which the Borrower is or will be a party.
“Borrower Indemnity” has the meaning set forth in Section 10.09 (Indemnity).
“Business Day” means any day other than (a) a Saturday, Sunday, or day on which commercial banks are authorized by law to close in the City of New York or Washington, D.C., United States of America, [***], (b) with
Sch. X - 1

respect to any communication to DFC, a day on which DFC is not open for business, and (c) with respect to any Disbursement or payment to DFC, a day on which DFC or the United States Department of the Treasury are not open for business.
“Certified” means, in respect of any document, that such document is being delivered accompanied by a certification from an Authorized Officer that it is true and complete (or a true and complete copy, as the case may be), including all amendments to date, and, if applicable, is in full force and effect in accordance with its terms as of the date of such certification.
“Charter Documents” means, in respect of any Person, such Person’s founding act, charter, articles of incorporation and by-laws, certificate of incorporation, memorandum and articles of association, statute, or similar instrument.
“Closing Date” means, for any Disbursement, the Business Day on which a Disbursement is made.
“CMT” means, as of any date of determination of the DFC Cost of Funds, any “Constant Maturity Treasury” rate corresponding to a Specific Fixed Maturity as derived from the “Daily Treasury Yield Curve” on such date, as published by the U.S. Treasury on its website: https://www.treasury.gov/resource-center/data-chart-center/interest-rates/Pages/TextView.aspx?data=yield (or any successor website).
“Code” means the Internal Revenue Code of 1986, 26 U.S.C. § 1 et seq., as amended, and any successor statute and all rules and regulations promulgated thereunder.
“Commercial Operation” means the Project is capable of achieving the production of 175 MW of cadmium telluride solar modules within a thirty (30) day period.
“Commitment” means DFC’s commitment to lend an amount up to five hundred million Dollars ($500,000,000), less (a) any portion thereof that has been canceled or has been deemed canceled pursuant to Section 2.06 (Cancellation of Commitment), and (b) any amounts disbursed pursuant to Section 2.01 (Commitment; Disbursements; Loan).
“Commitment Period” means the period beginning on the date of this Agreement and ending on March 31, 2024; provided that the Commitment Period shall expire automatically on the first date on which the Commitment equals zero.
“Companies Act” means the (Indian) Companies Act, 2013 as amended, modified, supplemented or re-enacted from time to time and shall include any applicable provision of the (Indian) Companies Act, 1956 which have not been superseded by the relevant provisions of the (Indian) Companies Act, 2013, as on the relevant date.
“Consent” means any registration, declaration, filing, consent, license, right, approval, authorization or permit.
“Consolidated” means, with respect to any Financial Statements to be provided, or any financial calculation to be made, that calculation shall be made by reference to the sum of all amounts of similar nature reported in the relevant Financial Statements of each of the entities whose accounts are to be consolidated with the accounts of the Guarantor plus or minus the consolidation adjustments customarily applied to avoid double counting of transactions among any of those entities, including the Guarantor; and the entities whose accounts are to be consolidated with the accounts of the Guarantor.
“Control” means (i) possession, directly or indirectly, of the power to direct or cause the direction of management or policies, whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise, of any Person or (ii) possession, directly or indirectly, of more than 50% of the voting or economic interests in any Person. “Controlled” and “Controlling” shall have a correlative meaning.
“Default” means an event or condition that, with the passage of time or the giving of notice, or both, could constitute an Event of Default.
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“Default Rate” means (a) with respect to amounts due under a Note, an interest rate equal to the sum of (x) two percent (2.0%) per annum and (y) the Interest Rate set forth in such Note, and (b) with respect to any other amounts due, an interest rate equal to the sum of (x) two percent (2.0%) per annum and (y) the highest Interest Rate set forth in any Note then outstanding.
“Developed Project” means any power generating project, power generating and storage project, or storage project and, in each case, any associated facilities.
“DFC” has the meaning set forth in the preamble to this Agreement.
“DFC Cost of Funds” means [***].
“DFC Plaintiff” has the meaning set forth in Section 10.12 (Waiver of Litigation Payments).
“Direct Owners” means the Persons set forth in Part I of Schedule 3.01(a)(iv) (Capitalization).
“Disbursement” means any disbursement of the Loan.
“Disbursement Request” means a request for disbursement of the Loan substantially in the form of Exhibit B (Form of Disbursement Request).
“Dispute” means any dispute, controversy or claim arising out of, relating to, or in connection with this Agreement, the Notes or any other Financing Document to which the Borrower or DFC is a party, including any dispute, controversy or claim relating to the formation, existence, validity, interpretation, enforceability, breach, performance or termination of thereof.
“Dollars” or “$” means U.S. dollars.
“ECB Guidelines” means the Foreign Exchange Management (Borrowing and Lending) Regulations, 2018, and the circulars issued thereunder from time to time including the Master Direction — External Commercial Borrowings, Trade Credits and Structured Obligations dated March 26, 2019 and the Master Direction on Reporting under Foreign Exchange Management Act, 1999 dated January 1, 2016, issued by the RBI, each as amended and/or updated and/or replaced by the RBI from time to time.
“ECGC” means the Export Credit Guarantee Corporation of India or its successor.
“ERISA” shall mean the U.S. Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001 et seq., as amended and in effect from time to time, and all rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean any Person that is treated as a single employer with the Borrower under § 414 of the Code or is under common control with the Borrower under § 4001 of ERISA.
“Event of Default” means the events of default set forth in Section 9.01 (Events of Default), the Schedule Y Events of Default and the Schedule Z Events of Default.
“Event of Loss” means, with respect to any property of the Borrower, any loss of, destruction of, or damage to, such property (including any such loss, destruction or damage resulting from an act of political violence), whether occurring as a single event or a series of events.
“Excluded Claim” means any dispute, controversy or claim (including any counterclaim, defense or set-off) against DFC, the United States of America, or any instrumentality or agency of the United States of America sounding in tort or other non-contractual basis for liability.
“External Indebtedness” means all indebtedness which (i) is denominated or payable (or, at the option of the payee, creditor or holder thereof, may be payable) in a currency other than the currency of the Project Country and (ii) was not originally incurred or assumed under the agreement or instrument made with or issued to creditors
Sch. X - 3

substantially all of whom were residents of the Project Country or entities having their head office or principal place of business within the territory of the Project Country.
“Expected Commercial Operation Date” means June 30, 2024, [***], or as otherwise agreed by DFC in writing; [***].
“FEMA” means the Foreign Exchange Management Act 1999 (India), including any rules, regulations, circulars and notifications issued thereunder, as amended, modified or replaced from time to time.
“Financial Statements” means, with respect to any Person, its quarterly or annual (as applicable) consolidating and Consolidated, as applicable, balance sheet and statements of income, retained earnings, and sources and uses of funds for such fiscal period, together with all notes thereto (with respect to annual audited financial statements only) and with comparable figures for the corresponding period of its previous Fiscal Year, each prepared in or translated into English and in Dollars in accordance with Accounting Standards; provided, the financial statements of the Borrower delivered pursuant to Section 7.01(a)(ii) (Audited Annual Financial Statements) and Section 7.01(b) (Unaudited Quarterly Financial Statements and Reports) shall be prepared in Rupees.
“Financing Documents” means:
(a)    this Agreement;
(b)    each Note;
(c)    the Guaranty Agreement; and
(d)    any other documents designated as such by DFC and the Borrower.
“Fiscal Year” means, (a) with respect to the Borrower, the period beginning on April 1 and ending on March 31 of each year, and (b) with respect to Guarantor, the period beginning on January 1 and ending on December 31 of each year.
“GAAP” means generally accepted accounting principles in the United States of America (as amended, supplemented or re-issued from time to time), applied on a consistent basis both as to classification of items and amounts.
“Governmental Authority” means (a) any national, state, county, city, town, village, municipal or local government, or any political subdivision thereof, (b) any agency, authority, instrumentality, regulatory body, court, central bank, department, commission, board, or bureau, whether civilian or military, or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), or (c) a government-owned, government-run or government-controlled association, organization, business, or enterprise.
“Grace Period” means a period beginning on the first Closing Date and ending on the date that is [***] after the first Closing Date.
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person
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securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of Indebtedness shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guaranteed Pension Plan” means any “employee pension benefit plan” within the meaning of § 3(2) of ERISA which is maintained or contributed to by the Borrower or any ERISA Affiliate, the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
“Guarantor” means First Solar, Inc., a Delaware corporation.
“Guaranty Agreement” means the Guaranty Agreement made by the Guarantor in favor of DFC, substantially in the form attached as Exhibit I.
“Hedge” means any currency purchase, cap or collar agreement, forward rate agreement, interest rate or currency future or option contract, foreign exchange or currency purchase or sale agreement, interest rate swap, currency swap or combined interest rate and currency swap agreement and any other similar agreement.
“Hedging Policy” means Guarantor’s Foreign Exchange Risk Management Policy dated as of October 27, 2008 and as subsequently revised.
“IBC” shall mean the Insolvency and Bankruptcy Code, 2016 (India) and the rules, regulations, notifications and circulars issued thereunder, as may be amended, modified or replaced from time to time.
“Indebtedness” means, with respect to a Person, without duplication (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (iii) all obligations of such Person upon which interest charges are customarily paid; (iv) all obligations of such Person under conditional sale or other title-retention agreements relating to property acquired by such Person; (v) all obligations of such Person in respect of the deferred purchase price of property or services [***]; (vi) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed; (vii) all Guarantees by such Person of Indebtedness of others (solely to the extent that such Indebtedness is not already covered in this definition); (viii) all obligations of such Person under any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with the Accounting Standards to be capitalized on the balance sheet of the lessee; (ix) [***]; (x) [***]; (xi) the amount of all letters of credit issued for the account of such Person and, without duplication, all outstanding reimbursement obligations with respect thereto; and (xii) all obligations of such Person, contingent or otherwise, under trade or bankers’ acceptances. The Indebtedness of Borrower shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Person” has the meaning set forth in Section 10.09 (Indemnity).
“Indian Accounting Standards” means the Indian Accounting Standards as required under the Companies Act, 2013.
“Information Utilities” means the persons registered as information utilities with the Insolvency and Bankruptcy Board of India under the provisions of the IBC.
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“Intellectual Property” means any patents, trademarks, service marks, designs, business and trade names, copyrights, database rights, design rights, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests, whether registered or unregistered, and the benefit of all applications and rights to use such assets in which a Person may from time to time have an interest.
“Intercompany Loan Agreement” means the loan agreement between the Borrower and First Solar FE Holdings Pte. Ltd., dated as of August 2, 2021, pursuant to which First Solar FE Holdings Pte. Ltd. shall have agreed to make an intercompany loan to the Borrower in an amount equal to [***].
“Intercompany Loans” means the aggregate amount outstanding from time to time under the Intercompany Loan Agreement and any other agreement for the making of intercompany loans to the Borrower between the Borrower and one or more Affiliates of the Borrower considered a "related party" of the Borrower as defined under the IBC.
“Interest Payment Date” means the 8th day of each February and August after the date hereof until the Loan and all amounts due hereunder or under the Notes are paid in full.
“Interest Rate” means the sum of 1.75% plus the DFC Cost of Funds, expressed as a rate per annum accruing on a daily basis each day on principal amounts outstanding.
“Interpolated Rate” means [***].
“IU Filing” means any filing with the Information Utilities in the manner required by the IBC relating to the Loan including changes in the terms and conditions of the Loan, occurrence of a Default, or such other particulars as may be required to be submitted by a financial creditor to the Information Utilities under the IBC.
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Litigation Payment” has the meaning set forth in Section 10.12 (Waiver of Litigation Payments).
“Loan” means the loan specified in Section 2.01(a) (Commitment) or, as the context requires its principal amount from time to time outstanding.
“Loss” has the meaning set forth in Section 10.09 (Indemnity).
“Luz del Norte Financing” means the financing under (a) that certain Amended and Restated Common Terms Agreement, dated as of February 27, 2017, among Parque Solar Fotovoltaico Luz del Norte SpA, DFC (as successor to Overseas Private Investment Corporation), and International Finance Corporation; and (b) the related “Financing Documents” as defined therein.
“Material Adverse Effect” means a material adverse effect on:
(a)    (i) except with respect to Section 9.01(q) (Material Adverse Effect Default), the business, operations, condition (financial or otherwise) and property of the Borrower or the Guarantor, [***], and (ii) with respect to Section 9.01(q) (Material Adverse Effect Default), the business, operations, condition (financial or otherwise) and property of the Guarantor, [***];
(b)    the ability of the Borrower or the Guarantor to perform its payment obligations or other material obligations under any of the Financing Documents;
(c)    the validity or enforceability of any material provision of any Financing Document; or
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(d)    the rights and remedies of DFC under any of the Financing Documents.

“Maturity Date” has the meaning set forth in Section 2.03 (Repayment of the Loan).
“Multiemployer Plan” means any multiemployer plan within the meaning of § 3(37) or § 4001(a)(3) of ERISA which is maintained or contributed to by the Borrower or any ERISA Affiliate and subject to Title IV of ERISA.
“Non-Recourse Project Financing” means, with respect to any Subsidiary of the Guarantor, any Indebtedness for borrowed money under an agreement entered into by such Subsidiary on a non-recourse project finance basis that (a) is incurred by such Subsidiary as obligor under the Indebtedness, (b) has no recourse to the Guarantor or any other Subsidiary of the Guarantor (other than such Subsidiary incurring such Indebtedness for borrowed money) and (c) is for the purpose of financing the development, construction, commissioning or operation of a Developed Project.
“Note” means any promissory note issued by the Borrower pursuant to this Agreement substantially in the form of Exhibit A (Form of Promissory Note).
“Notice of Arbitration” means the written notice issued by an Arbitration Party to the Administrator and at the same time to the other Arbitration Party, referring a Dispute to arbitration pursuant to Section 9.03 (Arbitration).
“PBGC” means the U.S. Pension Benefit Guaranty Corporation created by § 4002 of ERISA and any successor entity or entities having similar responsibilities.
“Permitted Indebtedness” means:
(a)    the Loan;
(b)    the Intercompany Loans;
(c)    Indebtedness consisting of trade credit from suppliers of goods or services incurred in the ordinary course of business in an aggregate amount not to exceed [***] and on terms requiring payment in full in not more than ninety (90) days;
(d)    the Hedges effected and maintained in accordance with the Hedging Policy;
(e)    Indebtedness consisting of bank guarantees and letters of credit supporting the Project and a working capital loan facility, in an aggregate amount not to exceed [***] or, if greater than such amount, subject to restrictions and conditions acceptable to DFC;
(f)    other Indebtedness in an aggregate amount not to exceed [***] or, if greater than such amount, subject to restrictions and conditions acceptable to DFC; and
(g)    Indebtedness incurred with respect to the extension, renewal or refinancing of such Indebtedness where the principal amount of the original Indebtedness prior to the extension, renewal or refinancing does not increase.
“Permitted Investments” means:
(a)    accounts receivable created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower;
(b)    cash and cash equivalents, including amounts in checking, savings, or similar bank accounts;
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(c)    investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;
(d)    loans and advances to officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed the equivalent of [***] at any time (determined without regard to any write-downs or write-offs of such loans and advances);
(e)    promissory notes and other non-cash consideration received in connection with any asset sale not prohibited by Section 8.03 (No Sale of Assets; Mergers; Subsidiaries);
(f)    advances in the form of a prepayment of expenses to vendors, suppliers and trade creditors, so long as such expenses were incurred in the ordinary course of business of the Borrower; and
(g)    other loans, advances and other investments to or in a Person in an aggregate amount for all loans, advances and other investments made pursuant to this clause (g) (determined without regard to any write-downs or write-offs thereof), net of cash repayments of principal in the case of loans, sale proceeds in the case of investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments, not to exceed the equivalent of [***].
“Permitted Liens” means:
(a)    tax, mechanic’s, worker’s or other like Liens arising by mandatory provision of law securing obligations incurred in the ordinary course of business that are (i) not yet overdue or (ii) that are being contested or litigated in good faith and for which adequate reserves have been made in accordance with Accounting Standards;
(b)    Liens, pledges or deposits under worker’s compensation, unemployment insurance or other social security legislation;
(c)    easements, rights-of-way, restrictions and other similar Liens incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, licenses, or similar restrictions on the use of property or minor imperfections in title that could not reasonably be expected to have a Material Adverse Effect;
(d)    Liens securing bank guarantees and letters of credit supporting the Project and a working capital loan facility, in an aggregate amount not to exceed [***] or, if greater than such amount, subject to restrictions and conditions acceptable to DFC; and
(e)    any Lien securing an extension, renewal or refinancing of the original Indebtedness secured by such Liens; provided that (x) such Lien is created over the assets that secured such Indebtedness and (y) the principal amount of Indebtedness secured by the Lien prior to such extension, renewal or refinancing does not increase; and
(f)    Liens securing amounts payable to suppliers of goods or services incurred in the ordinary course of business in an aggregate amount not to exceed [***].
“Person” means an individual, a legal entity, including, a partnership, a joint venture, a corporation, a trust and an unincorporated organization, and a government or any department or agency thereof.
“Principal Installment” has the meaning set forth in Section 2.03 (Repayment of the Loan).
“Principal Repayment Date” means each Interest Payment Date to occur beginning with the first Interest Payment Date to occur after the expiration of the Grace Period and continuing until the Loan and all amounts due hereunder or under the Notes are paid in full.
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“Project” means the cadmium telluride solar module manufacturing facility with an expected final nameplate capacity of approximately 3.3 GW per annum at the SIPCOT Industrial Park, Pillaipakkam located in the State of Tamil Nadu in the Republic of India.
“Project Country” means the Republic of India.
“Qualified Public Company Shareholders” means each Person that holds, directly or indirectly, shares in a company, which shares are not restricted or closely held, but are freely available to the public for trading on any national securities exchange approved by or registered with the competent securities regulator of the relevant country.
“RBI” means the Reserve Bank of India, constituted under the Reserve Bank of India Act, 1934.
“Repayment Schedule” means the repayment schedule attached to each Note.
“Rules” means the International Arbitration Rules of the American Arbitration Association in effect as of the date of the Notice of Arbitration, except as modified by Section 9.03 (Arbitration) and Schedule 9.03 (Arbitration Provisions) or as may be modified by mutual agreement of the Arbitration Parties.
“Rupees” means Indian rupees.
“Schedule Y Event of Default” means any of the events or circumstances set forth in Part F (Events of Default) of Schedule Y (Office of Development Policy Requirements).
“Schedule Z Event of Default” means any of the events or circumstances set forth in Part E (Events of Default) of Schedule Z (DFC Statutory and Policy Requirements).
“Significant Loss” means one Event of Loss or a related series of Events of Loss affecting [***] of the Project, calculated based on the then-current total replacement value of the Project (excluding any solar photovoltaic modules manufactured by the Borrower at the Project).
“Specific Fixed Maturity” means [***].
“Sponsor Cash” means [***].
“Sponsor Cash Ratio” means [***].
“Subsidiary” means, with respect to any Person, any entity Controlled by such Person.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Guarantor, any Subsidiary thereof or the Borrower shall be a “Swap Agreement”.
“Tax Credit” means a credit against, relief or remission for, or repayment of any Taxes.
“Tax Deduction” means deduction or withholding for or on account of Taxes from a payment under a Financing Document.
“Taxes” means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, turnover, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp duties, occupation, property or other taxes, customs duties, fees, assessments or charges of any kind whatsoever, together with any interest and any
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penalties, additions to tax or additional amounts imposed by any taxing authority and any political subdivision, instrumentality, agency or similar body of any taxing authority.
“Term” means a period not to exceed seven (7) years beginning on the first Closing Date.
“U.S.” means the United States of America.
“U.S. Government” means the government of the United States of America and its agencies and instrumentalities.
“WALL” means [***].
2.    Rules of Interpretation.
In this Agreement, including Exhibits and Schedules hereto, unless otherwise indicated or required by the context: (a) reference to and the definition of any document (including this Agreement) shall be deemed a reference to such document as it may be amended, supplemented, revised, or modified from time to time; (b) all references to an “Article”, “Annex”, “Section”, “Schedule” or “Exhibit” are to an Article or Section of this Agreement or to an Annex, Exhibit or Schedule attached thereto and shall be deemed to have been made a part thereof; (c) the table of contents and article and section headings and other captions are for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof; (d) defined terms in the singular include the plural and vice versa, and the masculine, feminine and neuter gender include all genders; (e) accounting terms not defined in this Schedule X have the meanings given to them under the Accounting Standards; (f) the words “hereof”, “herein” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (g) the words “include”, “includes” and “including” mean include, includes and including “without limitation” and “without limitation by specification”; (h) terms capitalized for other than grammatical purposes that are defined in (i) the preamble, (ii) the recitals, or (iii) the Sections of this Agreement have the meanings ascribed to them therein; (i) phrases such as “satisfactory to DFC”, “in such manner as DFC may determine”, “in DFC’s determination”, “to DFC’s satisfaction”, “acceptable to DFC”, “at DFC’s election” and phrases of similar import authorize and permit DFC to approve, disapprove, act or decline to act in its sole discretion; and (j) the words “reasonable”, “reasonably”, “unreasonably” and words of similar import, when applied to DFC’s satisfaction, acceptance, determination, consent, discretion or approval, take into account any special consideration affecting decisions of DFC in its capacity as a governmental entity or its responsibilities as such and are based on its policies, practices and procedures, and law and regulations applicable to it.
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SCHEDULE Y
OFFICE OF DEVELOPMENT POLICY REQUIREMENTS
PART A.    DEFINITIONS.
“Applicable Standards” means:
(a)    IFC Performance Standard 1: Assessment and Management of Environmental and Social Risks and Impacts;
(b)    IFC Performance Standard 2: Labor and Working Conditions;
(c)    IFC Performance Standard 3: Resource Efficiency and Pollution Prevention;
(d)    IFC Performance Standard 4: Community Health, Safety, and Security; and
(e)    the World Bank Group Environmental, Health, and Safety General Guidelines (April 30, 2007).
“Contractor” means a contractor or sub-contractor that is a party to a contract related to the development, construction or operation of the Project.
“Contractor Non-Compliance” means any non-compliance by a Contractor with the Environmental, Social and Worker Covenants set forth in sub-sections (b)-(d) of Part E (Covenants) of this Schedule Y.
“Development Outcomes Survey” means the annual Development Outcomes Survey (form DFC-008), which the Borrower shall complete pursuant to instructions provided by DFC and submit via DFC’s online forms portal.
“Environmental and Social Action Plan” means the environmental, social and workers’ rights action plan set forth in Part G (Environmental and Social Action Plan) of this Schedule Y.
“Environmental and Social Requirements” means the Applicable Standards, the Environmental and Social Action Plan and the applicable provisions of the ESPP.
“ESPP” means the DFC Environmental and Social Policy and Procedures dated as of July 2020, which is available on DFC’s website at https://www.dfc.gov/what-we-offer/eligibility/our-investment-policies, as the same may be revised and supplemented by DFC from time to time.
“IFC” means the International Finance Corporation, a member of the World Bank Group.
“Performance Standards” means the IFC Performance Standards (January 1, 2012).
“Results Table” means the table attached to this Schedule Y as Appendix 1.
“Withhold Release Order” means a withhold release order issued by the U.S. Customs and Border Protection pursuant to Section 307 of the Tariff Act of 1930 (19 U.S.C. §1307), as amended, and any successor statute and all rules and regulations promulgated thereunder, to prevent merchandise produced in whole or in part in a foreign country using forced labor from being imported into the United States.
“Workers” means, collectively, individuals that are employed directly by the Borrower or any Contractor.
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PART B.    REPRESENTATIONS AND WARRANTIES.
The Borrower represents and warrants to DFC that:
(a)    The Borrower has duly complied, and its business, operations, and assets, and the Project, are in compliance, with all Applicable Laws regarding the environment, health and safety and social performance. With respect to air emissions, discharges to surface water or ground water, noise emissions, solid or liquid waste disposal, the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes, or other environment, health and safety and social performance matters, the Borrower (i) has been issued and will maintain all Consents required [***], (ii) has received no [***] complaint, order, directive, claim, citation or notice by any Governmental Authority, and (iii) has received no [***] complaint or claim from any Person seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief.
(b)    The Borrower, the Borrower’s business, operations and assets and the Project are each in compliance with the Environmental and Social Requirements.
(c)    Neither the Borrower nor solar panels manufactured by the Borrower are the subject of a Withhold Release Order issued by U.S. Customs and Border Protection.
PART C.    CONDITIONS PRECEDENT TO FIRST DISBURSEMENT.
The Borrower shall have satisfied the applicable conditions specified in the Environmental and Social Action Plan
PART D.    CONDITIONS PRECEDENT TO EACH DISBURSEMENT.
    The Borrower shall be in compliance with the Environmental and Social Requirements and shall have satisfied the applicable conditions specified in the Environmental and Social Action Plan.
PART E.    COVENANTS.
Environmental, Social, Worker and Economic Effects Covenants
(a)    The Borrower shall implement and comply at all times with the Environmental and Social Action Plan. The Borrower shall not amend the Environmental and Social Action Plans without DFC’s prior written consent.
(b)    The Borrower shall, and shall ensure that each Contractor shall, comply with, and shall conduct its business and operations, and maintain its assets, equipment, property, leaseholds and other facilities in compliance with the provisions of (i) the Environmental and Social Requirements, and (ii) all Applicable Laws, environmental performance requirements and requirements related to healthy and safe work environments. The Borrower shall, and shall ensure that each Contractor shall, maintain all required Consents relating to: (A) air emissions, (B) discharges to surface water or ground water, (C) noise emissions, (D) solid or liquid waste disposal, (E) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes and (F) other environment, health and safety and social performance matters.
(c)    Subject to sub-section (d) of this Part E, the Borrower shall, and shall ensure that each Contractor shall:
(i)    not take any actions to prevent Workers from lawfully exercising their right of association and their right to organize and bargain collectively, or take any actions or otherwise interfere with, coerce or penalize, on the basis of the right of association or on the basis of organization and collective bargaining activities or membership, that may result in any form of retaliation, including, but not limited to, the termination, suspension, demotion, blacklisting or transfer of any Worker by the Borrower, or any Contractor, or by an officer, agent or representative thereof;
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(ii)    observe all Applicable Laws relating to a minimum age for employment of children and acceptable conditions of work with respect to hours of work, occupational health and safety, minimum wages, and pay to Workers all wages, including all legally-mandated bonus pay and premium pay for overtime work, in full, in legal tender, and in a timely fashion, except when Workers have agreed otherwise;
(iii)    not use forced or compulsory labor, including, but not limited to, any form of slavery or bonded labor or the worst forms of child labor (as defined in section 507 of the Trade Act of 1974, 19 U.S.C. § 2467, as amended);
(iv)    not employ persons, formally or informally, (A) under the age of eighteen (18) for any work that is economically exploitative, is likely to be hazardous or to interfere with the person’s education or is likely to be harmful to the person’s health or development, (B) under the age of fifteen (15) for general work or (C) in a manner constituting the worst forms of child labor (as defined in section 507 of the Trade Act of 1974, 19 U.S.C. § 2467, as amended);
(v)    not make employment decisions or discriminate with respect to aspects of the employment relationship on the basis of personal characteristics unrelated to inherent job requirements, including gender, race, religion, nationality, political opinion or social or ethnic origin;
(vi)    explain, document and make available in writing (and orally, where appropriate) to each Worker, information regarding all of their working conditions and terms of employment, including their entitlement to wages and any benefits and the Worker Rights Requirements, prior to the later of [***]; and
(vii)    ensure that Workers have the right to remove themselves from hazardous situations without jeopardizing their continued employment.
(d)    Notwithstanding sub-section (c) above, if any Applicable Law or collective bargaining agreement imposes a requirement that is more protective of worker rights than any of the foregoing requirements, the Borrower shall, and shall ensure that each Contractor shall, observe such Applicable Law or collective bargaining agreement. The Borrower and the Contractors shall not be responsible for any non-compliance or Contractor Non-Compliance with sub-section (c) of this Part E resulting from the actions of a government.
(e)    The Borrower shall notify DFC immediately and in no event later than [***], of any accident associated with the Project that results in loss of life or that has or could reasonably be foreseen to have a material adverse impact on the environment. The Borrower shall submit to DFC within [***] after such occurrence of such event a summary report thereof.
(f)    If information concerning any non-compliance with sub-sections (a) through (e) above or any Contractor Non-Compliance comes to the attention of a responsible officer of the Borrower, the Borrower shall give prompt notice thereof to DFC by email to odp@dfc.gov with a copy to notices@dfc.gov. The Borrower shall use all reasonable efforts, including remediation, to cure, or to cause the Contractor to cure, or prevent the recurrence of, any such non-compliance or Contractor Non-Compliance.
(g)    All plans, procedures, notices and reports required under this Schedule Y shall be delivered electronically. The electronic version should be sent to odp@dfc.gov with a copy to notices@dfc.gov.
Additional Covenants
(h)    The Borrower shall not change the nature or scope of the Project.
(i)    The Borrower shall, upon DFC’s request upon reasonable prior notice [***], give, or cause to be given, to any representatives of DFC access during normal business hours to its business and permit them to (i) examine, copy and make extracts from any and all records and documents in the possession or subject to the control of the Borrower relating to its operations and financial affairs, (ii) inspect any of its facilities or properties and (iii) communicate with employees, agents or contractors of the Borrower who have or may have knowledge of matters with respect to which DFC seeks information.
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(j)    The Borrower shall deliver the Development Outcomes Survey to DFC annually no later than June 30th of each year, beginning with the first June 30th to occur after the first anniversary of the first Closing Date.
(k)    The Borrower shall deliver the Results Table to DFC (i) six months after the first Closing Date, and (ii) annually no later than December 30th of each year thereafter.
PART F.    EVENTS OF DEFAULT.
Each of the following events or circumstances set forth in this Part F shall constitute a “Schedule Y Event of Default”.
(a)    Except as provided in sub-sections (b) and (c) below, the Borrower fails to comply with any covenant or provision set forth in Part E (Covenants) of this Schedule Y.
(b)    The Borrower fails to comply with any covenant or provision in sub-sections (i), (j) or (k) of Part E (Covenants) of this Schedule Y and such failure continues for [***] after the occurrence thereof.
(c)    Any Contractor Non-Compliance occurs, and the Borrower fails to cause the relevant Contractor to cure, or prevent the recurrence of, such Contractor Non-Compliance, and such failure continues for [***] after the first occurrence of such Contractor Non-Compliance.
(d)    The Borrower or solar panels manufactured by the Borrower become the subject of a Withhold Release Order issued by U.S. Customs and Border Protection.
PART G.    ENVIRONMENTAL AND SOCIAL ACTION PLAN.

Environmental and Social Action Plan (ESAP)
Item #	Applicable Standard	Requirement	Deliverable Schedule
1	PS 1	Provide copies of the Owner’s Representative monitoring and compliance reports	[***]
2	PS 1	Provide a copy of the FSLR India environmental management system and health and safety management system for operations	[***]
3	PS 1	Provide a copy of the final organizational chart for operations	[***]
4	PS 1	Provide an Environmental Mitigation and Monitoring Plan for the Project that incorporates the environmental requirements of its operating license and the WBG EHS General Guidelines.	[***]
5	PS 1	Provide evidence that an external grievance mechanism has been established that captures all external stakeholder complaints for construction and operations in alignment with IFC PS1.	[***]
6	PS 2	Provide a copy of the FSLR India Health and Safety Plan for operations	[***]
7	PS 2
Provide copy of FSLR India’s raw material and component supplier audits and use commercially reasonable efforts to cause suppliers to implement corrective actions, where applicable, as identified in the EHS audit findings.
[***]
8	PS 2	Provide evidence of management system that addresses risk of third-party exploitive hiring practices for the India facility in the operational phase.	[***]
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Environmental and Social Action Plan (ESAP)
Item #	Applicable Standard	Requirement	Deliverable Schedule
9	PS 2
Provide employment contract template(s) for the India facility that apply to all workers at the facility (including direct and contracted workers), comply with local labor laws, and align with IFC Performance Standard 2.
[***]
10	PS 2
Provide the Human Resources Policies for the India facility. The policies should address all workers at the facility (including direct and contracted workers), comply with local labor laws, and align with IFC Performance Standard 2, including but not limited to:
•Not discouraging workers from forming or joining workers’ organizations of their choosing (IFC PS2, para 14)
[***]
11	PS2	Provide contractor management plan that addresses all aspects of IFC Performance Standard 2, including an internal grievance mechanism that is accessible to all workers of the construction phase	[***]
12	PS 2
Provide documented supply chain mapping procedures that include the identification and mitigation of relevant risks of forced and child labor and incorporates the Advanced Supplier Readiness form and Supplier Quality Audit program
[***]
13	PS 2	Provide supplier contracts/agreements for India facility that require suppliers to comply with First Solar’s Supplier Quality Manual and the Responsible Business Alliance’s Code of Conduct	[***]
14	PS 3	Provide copies of FSLR India’s Air Quality Management Plan, Wastewater Management Plan, Hazardous Materials Management Plan, and Waste Management and Recycling Plan	[***]
15	PS 4	Provide a copy of the Life and Fire Safety Plan for the FSLR India manufacturing facility	[***]
16	PS 4	Provide a copy of the Fire Safety Certificate issued to FSLR India by local fire authority	[***]

Sch. Y - 5

Appendix 1 – Results Table

Project Name:	FS India Solar Ventures Private Limited
Project #:	9000115523
Country:	India
ECONOMIC GROWTH
IQ Indicator	Metric	Metric Definition	Impact Result
Jobs	Direct Jobs Supported – Operations and Maintenance (#)	[***]
Trade Balance Effects (Import Displacement)	Product Sales (%) in India	[***]
Factors of Production	Shipments (rated panel capacity in watts)	[***]
Factors of Production	Production (rated panel capacity in watts)	[***]

Sch. Y - 6

SCHEDULE Z
DFC STATUTORY AND POLICY REQUIREMENTS
PART A.    DEFINITIONS.
“Anti-Money Laundering Laws” means (a) the Bank Secrecy Act of 1970, Pub. L. No. 91-508, 84 Stat. 1114 to 1124 (codified as amended in scattered sections of 12 U.S.C., 15 U.S.C., and 31 U.S.C.) as amended by, inter alia, the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (codified as amended in scattered sections of the U.S.C.), (b) the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957 and (c) any other law, regulation, order, decree or directive of any relevant jurisdiction having the force of law and relating to anti-money laundering.
“Beneficial Ten Percent Owner” means each Person, including each Direct Owner, that owns, directly or indirectly, ten percent (10%) or more of the ownership interests, including any voting or economic interests, in the Borrower, excluding any such interests held by Qualified Public Company Shareholders.
“Convicted” means the act of being found guilty of or legally responsible for a criminal offense, and receiving a conviction or judgment by a court of competent jurisdiction, whether by verdict or plea, and including convictions entered upon a plea of nolo contendere.
“Corrupt Practices Laws” means (a) the Foreign Corrupt Practices Act of 1977, 15 U.S.C. § 78dd-1 et seq., and (b) any other Applicable Law relating to bribery, corruption, kick-backs or similar business practices.
“Disclosure of Lobbying Activities” means Form SF-LLL (Disclosure of Lobbying Activities) available at https://www3.opic.gov/DFCForms/documents/Form SFLLL - Disclosure of Lobbying Activities.pdf as the same may be revised and supplemented from time to time.
“Drug Trafficking” means any activity undertaken illicitly to cultivate, produce, manufacture, distribute, sell, finance or transport, or to assist, abet, conspire or collude with others in illicit activities, including money laundering, relating to narcotic or psychotropic drugs, precursor chemicals or other controlled substances.
“Inverted Domestic Corporation” means an entity formed outside of the U.S. which is treated as an inverted domestic corporation under Section 835(b) of the Homeland Security Act of 2002, 6 U.S.C. § 395(b).
“Key Individual” means the officers or other personnel of the Borrower and the officers or other personnel of the Guarantor, who have primary responsibility for carrying out the development, construction and operation of the Project, which as of the date of this Agreement are [***].
“Narcotics Offense” means a violation of, or a conspiracy to violate, any law or regulation of the U.S., a State of the U.S. or the District of Columbia, or a foreign country relating to narcotic or psychotropic drugs or other controlled substances.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury, which administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted individuals, organizations, and foreign countries and regimes.

“OFAC Lists” means the Specially Designated Nationals and Blocked Persons List and any other lists administered or enforced by OFAC, including, but not limited to, the Sectoral Sanctions Identifications List, the Foreign Sanctions Evaders List, the Palestinian Legislative Council List, and the List of Foreign Financial Institutions Subject to Correspondent Account or Payable-Through Account Sanctions, in each case as published by OFAC from time to time.
“Official” means (a) an employee, officer, or representative of or any person otherwise acting in an official capacity for or on behalf of a Governmental Authority, (b) any person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any Governmental Authority, (c) a candidate for political
Sch. Z - 1

office, (d) an individual who holds any other official, ceremonial or other appointed or inherited position with a government or any of its agencies or (e) an officer or employee of a public international organization.
“Prohibited Payment” means the giving or making by any Person (such Person, the “Payor”) of any offer, gift, payment, promise to pay or authorization of the payment of any money or anything of value, directly or indirectly, to or for the use or benefit of any Official (including to or for the use or benefit of any other Person if the Payor knows, or has reasonable grounds for believing, that the other Person would use such offer, gift, payment, promise or authorization of payment for the benefit of any such Official), for the purpose of influencing any act or decision or omission of any Official in order to obtain, retain or direct business to, or to secure any improper benefit or advantage for, the Borrower or the Project, or any other Person; provided that any such offer, gift, payment, promise or authorization of payment shall not be considered a Prohibited Payment if it is expressly permitted by written Applicable Law.
“Sanctioned Territory” means any country or territory that is the subject or target of Sanctions.
“Sanctions” means any economic or financial sanctions, or trade embargoes or restrictive measures, implemented, administered or enforced by OFAC or any other agency or instrumentality of the U.S. Government, including through rules, regulations or directives, and any U.S. Executive Orders imposing economic or financial sanctions on any individuals, entities or foreign countries or regimes.
“Subsidiary Of An Inverted Domestic Corporation” means an entity that is more than fifty percent (50%) owned (a) directly by an Inverted Domestic Corporation, or (b) through another entity that is more than fifty percent (50%) owned by an Inverted Domestic Corporation.
PART B.    REPRESENTATIONS AND WARRANTIES.
The Borrower and the Guarantor represent and warrant to DFC that:
(a)    Each of the Borrower, the Guarantor, each of their respective officers, directors, employees and agents and each of the Guarantor’s other Subsidiaries and their respective officers, directors, employees and agents have complied with applicable Corrupt Practices Laws in obtaining all Consents in respect of the Borrower’s business and the Project and have conducted and are conducting the Project and the Borrower’s business in compliance with applicable Corrupt Practices Laws. The Borrower, the Guarantor and each other Subsidiary of the Guarantor that has sought consents for the Project have internal management, compliance policies and procedures, and accounting practices and controls that are sufficient to (i) provide reasonable assurances of compliance with applicable Corrupt Practices Laws and the prevention of Prohibited Payments and (ii) ensure that each of the Borrower, the Guarantor and each of the Guarantor’s other Subsidiaries does not provide material or financial support for terrorism, drug trafficking or human trafficking, or orders or otherwise directs serious or gross violations of human rights. None of the Borrower, the Guarantor or any other Subsidiary of the Guarantor or any Person acting on behalf of any of them has made any Prohibited Payment.
(b)    Each of the Borrower, the Guarantor and each other entity owned or controlled by the Guarantor is in compliance with the applicable requirements of (i) the Anti-Money Laundering Laws, (ii) Sanctions and (iii) all other applicable export control, and anti-boycott and sanctions laws relating to its business and facilities.
(c)    None of the Borrower, the Guarantor, and any Direct Owner, any Beneficial Owner nor any other Subsidiary of the Guarantor has taken or knowingly agreed to take actions within the past three (3) years, which demonstrate or otherwise evidence intent to comply with, further or support any boycott in violation of Section 1773(a) of the Export Control Reform Act of 2018, 58 U.S.C. § 4842(a) (subtitle B of title XVII of Public Law 115–232).
(d)    None of (i) the Borrower, its directors or members of its senior management, (ii) the Guarantor, its directors or members of its senior management, (iii) the Direct Owners, (iv) the Beneficial Owners, (v) any other Subsidiary of the Guarantor or (vi) [***], any of the Borrower’s, the Guarantor’s or any of the Guarantor’s other Subsidiaries’ employees, agents or representatives is a Person that is or is owned or controlled by Persons that are included in any OFAC List or otherwise the subject or target of Sanctions.
Sch. Z - 2

(e)    No event has occurred and no condition exists that is likely to result in the debarment or suspension of the Borrower, the Guarantor or any other Subsidiary of the Guarantor from contracting with the U.S. government or any agency or instrumentality thereof, and none of the Borrower, the Guarantor nor any other Subsidiary of the Guarantor is now nor has been subject to any such debarment or suspension.
(f)    None of the Borrower, the Guarantor nor any other Subsidiary of the Guarantor is an Inverted Domestic Corporation or a Subsidiary Of An Inverted Domestic Corporation.
PART C.    CONDITION PRECEDENT TO FIRST DISBURSEMENT
(a)    DFC shall have received a certificate, in the form of Exhibit G (Narcotics Offense and Drug Trafficking Certification), from each Key Individual.
PART D.    COVENANTS.
(a)    Each of the Borrower and the Guarantor shall, and the Guarantor shall ensure that each other Subsidiary of the Guarantor shall, comply with and conduct its business in compliance with the applicable requirements of (i) all Corrupt Practices Laws, (ii) the Anti-Money Laundering Laws, (iii) Sanctions and (iv) all other applicable export control, anti-boycott and sanctions laws relating to its business and facilities.
(b)    Each of the Borrower and the Guarantor shall, and the Guarantor shall ensure that each other Subsidiary of the Guarantor shall, maintain internal management, compliance policies and procedures and accounting practices and controls that are sufficient to (i) provide reasonable assurances of compliance with applicable Corrupt Practices Laws and the prevention of Prohibited Payments, and (ii) ensure that none of the Borrower, the Guarantor nor any other Subsidiary of the Guarantor provides material or financial support for terrorism, drug trafficking or human trafficking, or orders or otherwise directs serious or gross violations of human rights.
(c)    None of (i) the Borrower, its directors or members of its senior management, (ii) the Guarantor, its directors or members of its senior management, (iii) the Direct Owners, (iv) the Beneficial Owners, (v) any other Subsidiary of the Guarantor or (vi) [***], the Borrower’s, the Guarantors or any of the Guarantor’s other Subsidiaries’ employees, agents or representatives shall be a Person that is, or is owned or controlled by Persons that are, included in any OFAC List or otherwise the subject or target of Sanctions.
(d)    Each of the Borrower and the Guarantor shall not, and each such Person shall ensure that none of its respective directors, officers, employees, affiliates, agents or Persons acting on its behalf will, and the Guarantor shall ensure that none of its other Subsidiaries nor any of such Subsidiaries’ directors, officers, employees, affiliates, agents or Persons acting on its or their behalf will, in each case, directly or indirectly, use, lend, make payments of, contribute or otherwise make available, all or any part of proceeds of the Loan to fund any trade, business or other activities (i) involving or for the benefit of any Person included in any OFAC List or otherwise the subject or target of Sanctions, (ii) in any country or territory that is a Sanctioned Territory or (iii) that could result in any Person (including DFC) being in breach of Sanctions, becoming included in any OFAC List, or otherwise the subject or target of Sanctions.
(e)    Neither the Borrower, the Guarantor, any other Subsidiary of the Guarantor nor any Person acting on behalf of the Borrower, the Guarantor or any other Subsidiary of the Guarantor shall make any Prohibited Payment.
(f)    Each of the Borrower and the Guarantor shall not, and the Guarantor shall ensure that each other Subsidiary of the Guarantor shall not, use the proceeds of the Loan in a manner or for a purpose that would violate applicable Corrupt Practices Laws.

Sch. Z - 3

(g)    Each of the Borrower and the Guarantor shall not, and the Guarantor shall ensure that each other Subsidiary of the Guarantor shall not, use the proceeds of the Loan or any other federally appropriated funds to pay any Person for the purpose of influencing, or attempting to influence, (i) an officer or employee of any U.S. government agency, (ii) a member of the U.S. Congress, (iii) an officer or employee of the U.S. Congress or (iv) an employee of a member of the U.S. Congress, in connection with the Loan or any other federal action, including the awarding of any federal contract, the making of any federal grant or loan, the entering into of any cooperative agreement, or the extension, continuation, renewal, amendment or modification of any federal contract, grant, loan or cooperative agreement, [***].
(h)    If the Borrower, the Guarantor or any other Subsidiary of the Guarantor has used or will use non-federally appropriated funds to pay any Person for the purpose of influencing, or attempting to influence, (i) an officer or employee of any U.S. government agency, (ii) a member of the U.S. Congress, (iii) an officer or employee of the U.S. Congress or (iv) an employee of a member of the U.S. Congress, in connection with this Agreement, the Borrower shall disclose the name of any registrant under the Federal Agency Anti-Lobbying Act, 31 U.S.C. § 1352, who has made lobbying contacts on behalf of the Borrower or a Subsidiary of the Guarantor with regard to this Agreement by promptly submitting to DFC a Disclosure of Lobbying Activities. If any material change to the disclosures in the Disclosure of Lobbying Activities occurs, then the Borrower shall submit to DFC an updated Disclosure of Lobbying Activities no later than the last day of the calendar quarter in which the material change occurred.
(i)    The Borrower shall ensure that the foregoing clauses (g) and (h) are included in any contract with a Contractor. The Borrower shall ensure that any disclosures made by the Contractor are promptly sent to DFC by submission to DFC of a Disclosure of Lobbying Activities.
PART E.    EVENTS OF DEFAULT.
Each of the following events or circumstances set forth in this Part E shall constitute an Event of Default.
(a)    Any Person fails to comply with any covenant or provision set forth in Part D (Covenants) of this Schedule Z.
(b)    Any Person, other than the Beneficial Ten Percent Owners set forth in Part I or Part II of Schedule 3.01(a)(iv) (Capitalization), becomes a Beneficial Ten Percent Owner of the Borrower without the prior written consent of DFC.
(c)    A foreign government or group of foreign governments, or any Person that is Controlled by a foreign government or by a group of foreign governments, Controls the Borrower.
(d)    The Borrower or any Key Individual is Convicted of a Narcotics Offense or Drug Trafficking.
Sch. Z - 4

SCHEDULE 2.07(a)
WIRE TRANSFER INSTRUCTIONS FOR REMITTANCE OF PAYMENTS TO DFC

[Omitted]

SCHEDULE 3.01(a)(iv)
CAPITALIZATION

[Omitted]

SCHEDULE 3.01(a)(vi)
TAX NOTICES AND LIENS

[Omitted]

SCHEDULE 4.05
CONSENTS

[Omitted]

SCHEDULE 9.03
ARBITRATION PROVISIONS

[Omitted]

EXHIBIT A
FORM OF PROMISSORY NOTE

[Omitted]

EXHIBIT B
FORM OF DISBURSEMENT REQUEST

[Omitted]

EXHIBIT C-1
FORM OF AUTHORIZATION CERTIFICATE OF THE BORROWER

[Omitted]

EXHIBIT C-2
FORM OF AUTHORIZATION CERTIFICATE OF THE GUARANTOR

[Omitted]

EXHIBIT D
FORM OF CLOSING CERTIFICATE

[Omitted]

EXHIBIT E
FORM OF COMPLIANCE CERTIFICATE

[Omitted]

EXHIBIT F
FORM OF LOAN PROCEEDS CERTIFICATE

[Omitted]

EXHIBIT G
FORM OF NARCOTICS OFFENSE AND DRUG TRAFFICKING CERTIFICATION

[Omitted]

EXHIBIT H
FORM OF CONSTRUCTION PROGRESS REPORT

[Omitted]

EXHIBIT I
FORM OF GUARANTY AGREEMENT

[Omitted]